UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LSC Communications, Inc.

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2017 ANNUAL MEETING OF STOCKHOLDERS MEETING NOTICE AND PROXY STATEMENT LSC COMMUNICATIONS, INC.

Thursday, May 18, 2017 • 10 a.m. Central Time The University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611

LSC COMMUNICATIONS, INC.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 18, 2017
Time:	10 a.m. Central Time
Place:	The University of Chicago Gleacher Center 450 North Cityfront Plaza Drive Chicago, Illinois 60611
Items of Business:

+  To elect three nominees identified in this proxy statement for a one-year term as directors

+  To approve, on an advisory basis, the Company’s executive compensation

+  To provide an advisory vote on the frequency of advisory votes on executive compensation

+  To approve the amended and restated 2016 Performance Incentive Plan

+  To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

+  To conduct any other business if properly raised

Record Date:	The close of business on March 30, 2017

You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number, by using the Internet or in person at the annual meeting.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, call the toll-free number or log on to the Internet — even if you plan to attend the annual meeting. You may revoke your proxy at any time before it is exercised.

You will find instructions on how to vote beginning on page 13. Most stockholders vote by proxy and do not attend the annual meeting in person. However, as long as you were a stockholder at the close of business on March 30, 2017, you are invited to attend the annual meeting, or to send a representative. Please note that only persons with an admission ticket or evidence of stock ownership or who are guests of the Company will be admitted to the annual meeting.

By Order of the Board of Directors

Suzanne S. Bettman

Secretary

April 11, 2017

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders To Be Held on May 18, 2017.

This proxy statement and our annual report to stockholders are available on the Investors portion of our website at www.lsccom.com. On this site, you will be able to access our 2017 proxy statement and our 2016 annual report on Form 10-K for the fiscal year ended December 31, 2016, and all amendments or supplements to the foregoing material that are required to be furnished to stockholders.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights certain information from our proxy statement for the 2017 Annual Meeting of Stockholders. You should read the entire proxy statement carefully before voting.

2017 ANNUAL MEETING INFORMATION

Date:	Thursday, May 18, 2017
Time:	10 a.m. Central time
Place:	The University of Chicago Gleacher Center 450 North Cityfront Plaza Drive Chicago, Illinois 60611
Record Date:	The close of business on March 30, 2017

For additional information about voting, see Questions and Answers About How to Vote Your Proxy.

MATTERS TO BE VOTED ON AT OUR 2017 ANNUAL MEETING

	Board Recommendation	Page
Proposal 1: Election of Directors	FOR each of our nominees	2
Proposal 2: Advisory Vote to Approve Executive Compensation	FOR	3
Proposal 3: Advisory Vote on Frequency of Advisory Votes on Executive Compensation	EVERY YEAR	5
Proposal 4: Approval of the Amended and Restated 2016 Performance Incentive Plan	FOR	6
Proposal 5: Ratification of Independent Registered Public Accounting Firm	FOR	12

Summary of the Separation

On October 1, 2016, R.R. Donnelley & Sons Company (“RR Donnelley” or “RRD”) effected its previously-announced intention to separate into three independent public companies: Donnelley Financial Solutions, Inc. (“Donnelley Financial” or “DFS”), LSC Communications, Inc. (“LSC,” “LSC Communications,” “we,” “our,” “us” and the “Company”) and RR Donnelley. The separation (the “Separation”) was effected when RRD distributed on a pro rata basis to holders of its common stock at least 80% of the outstanding shares of LSC common stock (the “Distribution”). See Certain Relationships and Related Party Transactions for more information regarding Separation-related agreements.

LSC Communications is a public company traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “LKSD.”

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PROPOSALS

PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL SUMMARY

Proposal 1: The election of three nominees identified in this proxy statement for a one-year term as directors

Board Recommendation: The Board recommends that stockholders vote FOR each of our nominees; only directors that receive a majority of the votes cast FOR their election will be elected

Our Certificate of Incorporation provides for a classified board consisting of three classes of directors. Class I directors serve until the first annual meeting of stockholders following the Separation (which will be held on May 18, 2017). Class II directors and Class III directors, which together with Class I directors are referred to as the “Initial Directors,” serve until the second or the third annual meetings of stockholders following the Separation, respectively. Following the expiration of the initial terms of the Initial Directors, our stockholders elect successor directors to one-year terms. Our Certificate of Incorporation provides that our Board of Directors (the “Board”) fully declassifies upon the expiration of the terms of our Class III directors.

Our By-laws provide that directors are elected to the Board by a majority of the votes cast, except in contested elections, wherein directors are elected to the Board by a plurality of the votes cast.

In the event that an incumbent director is not reelected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so.

If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the annual meeting.

The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public companies, as well as directorships during the past five years, their ages and the year first elected as a director, are set forth below. Certain individual qualifications, experiences and skills of our directors that contribute to the Board’s effectiveness as a whole are also described below.

In 2016 following the Separation, the Board met three times. Each director of the Company during 2016 attended at least 75% of that total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

DIRECTORS OF CLASS I – TERMS EXPIRE MAY 2017

Thomas J. Quinlan III, 54 CEO and Chairman Director since: 2016 Current Directorships: None Former Directorships: RR Donnelley	Key Experience and Qualifications
Mr. Quinlan’s extensive experience at RR Donnelley and now LSC provides the Board with expertise in the printing and office products industries, especially with respect to business integration strategies needed to achieve our Company’s business plan. He also brings to the Board his familiarity with a broad range of operational issues, including sales, manufacturing and corporate staff functions, as a result of his many experiences in management roles across several industries.

Career Highlights

+   Chairman of the Board and Chief Executive Officer of the Company since October 2016

+   Chief Executive Officer and President of RR Donnelley from April 2007 to October 2016

+   Other positions at RR Donnelley from 2004 to April 2007 including Group President, Global Services, Chief Financial Officer and Executive Vice President, Operations

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PROPOSALS

M. Shân Atkins, 60

Director since: 2016

Current Directorships:

Darden Restaurants, Inc.

SpartanNash Company

SunOpta Inc.

Former Directorships:

The Pep Boys—Manny, Moe & Jack

Tim Hortons Inc.

Shoppers Drug Mart Corporation Chapters, Inc.

Key Experience and Qualifications
Ms. Atkins has extensive experience in finance and accounting and in developing and executing strategic plans for major retail organizations. She also has considerable corporate governance experience through years of service on the boards of other companies.

Career Highlights

+  Co-founder and Managing Director of Chetrum Capital LLC, a private investment firm since 2001

+  Various positions with Sears, Roebuck & Company, a North American retailer, from 1996 to 2001

+  A leader in the consumer and retail practice at Bain & Company, an international management consultancy, from 1982 to 1996

+  Began career as a public accountant at what is now PricewaterhouseCoopers LLP, an accounting firm

Margaret A. Breya, 55 Director since: 2016 Current Directorships: Jive Software, Inc. Former Directorships: Document Sciences Corporation	Key Experience and Qualifications
Ms. Breya’s extensive experience brings marketing, operations and enterprise software expertise to the Board.

Career Highlights

+  Chief Marketing Officer of Ionic Security Inc. since January 2016

+  Chief Marketing Officer and Executive Vice President of Market Development at Informatica Corporation, a leading independent provider of enterprise data integration and data quality software and services, from December 2012 to August 2015

+  Various positions of increasing responsibility in operations and marketing at Hewlett-Packard Company, a global provider of products, technologies, software, solutions and services, from 2010 to 2012

+  Various positions of increasing responsibility at SAP AG, an enterprise software company, from 2006 to 2010

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

Proposal 2: An advisory vote to approve the Company’s executive compensation as described in this proxy statement Board Recommendation: The Board recommends that the stockholders vote FOR Proposal 2

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers described in this proxy statement by voting for or against it. The advisory vote on executive compensation described in this proposal is commonly referred to as a Say-on-Pay vote.

As disclosed in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”), we believe the 2016 executive compensation program was designed to strike an appropriate balance between aligning stockholder interests, rewarding executives for strong performance, ensuring the Company’s long-term success and retaining key executive talent. The information presented in the compensation tables beginning on page 41 of this proxy statement relates to the 2016 fiscal year, which ended on December 31, 2016. The beginning section of the CD&A focuses on RRD’s compensation programs and decisions prior to the Separation (when LSC was part of RRD) and the later sections, on LSC’s compensation program and decisions following the Separation. The pre-Separation compensation information may not in all cases be directly relevant to the compensation that our executive officers will receive in future years, following the Separation. Following the

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PROPOSALS

Separation, the Human Resources Committee of the Board (the “HR Committee” or “LSC HR Committee”) determined the executive compensation strategy which is described below.

Post-Separation, the LSC HR Committee adopted the following compensation philosophy to guide its compensation decisions:

+	compensation programs should be simple, equitable and transparent;

+	the compensation program framework should support and reinforce the business strategy and encourage collaboration, as appropriate;

+

rewards policies and plans should effectively attract and retain critical industry talent by targeting total compensation and underlying pay elements at the 50th percentile of the external market and provide the opportunity to earn compensation above the 50th percentile of the market if superior performance results are achieved, taking into account tenure and affordability;

+	external market should acknowledge that talent is likely to come from a wide spectrum of industries;

+	incentive plans should have performance linkages to financial and operational results;

+	there should be clear line-of-sight in the annual incentive plan to financial and operational objectives incorporating a limited number of metrics;

+	equity should be recognized as a valuable resource that will be allocated based on employee level, contribution/performance and potential;

+	incentive design should consider the industry nature (cyclical dynamics, etc.) of the Company’s operations and the impact of external market conditions; and

+	perquisites and other non-performance reward elements should be limited.

Consistent with its compensation philosophy, LSC has adopted the following compensation best practices:

+	the LSC HR Committee has determined that any future executive officer agreements will not include any gross-up for excise taxes;

+

overall compensation levels targeted at market survey and, where available, peer group target medians, with a range of opportunity to reward strong performance and withhold rewards when objectives are not achieved;

+	equity plans do not permit option repricing or option grants below fair market value;

+	no tax gross-ups on any supplemental benefits or perquisites;

+

policy that prohibits employees, directors and certain of their family members from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to LSC stock;

+	no payment or accrual of dividends on performance share units (“PSUs”) or restricted stock units (“RSUs”);

+	limited perquisites provided to executive officers;

+	clawback policy covering all executive officers;

+	the LSC HR Committee hired Willis Towers Watson as its executive compensation consultant because of their expertise and years of experience; and

+	meaningful stock ownership requirements for senior management including executive officers to further strengthen the alignment of management and stockholder interests.

The LSC HR Committee determined that it was important in connection with the Separation to grant to a limited group of executives, which included the NEOs, a one-time, non-recurring “Founders’ Award” to provide incentive for the long-term retention of the executives, align such executives’ interests with new stockholder interests, and allow participants to share in post-Separation gains in LSC value. These Founders’ Awards were in the form of restricted stock awards and were granted on the date of the Separation by the new LSC HR Committee. Among other considerations, to ensure consistency with the Company’s compensation philosophy, the LSC HR Committee reviewed the following factors in determining the Founders’ Awards: competitive practices relative to other corporate spin-off companies; market data on the size of the awards as a range of percentage of salary; and the roles and positions of each participant. The LSC HR Committee also determined

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PROPOSALS

at the time of the grant of the Founders’ Awards that, in consideration of his Founders’ Award, the CEO would not be eligible for a grant under the long-term incentive program in 2017. See Compensation Discussion & Analysis — LSC Post-Separation Compensation Decisions — Long-Term Incentive Program beginning on page 37 for additional information.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the 2017 Annual Meeting of Stockholders:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in this proxy statement.”

The Say-on-Pay vote is an advisory vote only, and therefore it will not bind the Company or our Board. However, the Board and the LSC HR Committee will consider the voting results when making future decisions regarding executive compensation, as appropriate.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2017 Annual Meeting of Stockholders and entitled to vote on the advisory vote on executive compensation is required to approve the proposal.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

Proposal 3: An advisory vote on the frequency of the Say-on-Pay advisory votes

Board Recommendation: The Board recommends that the stockholders vote for EVERY YEAR as the frequency with which the Say-on-Pay advisory votes should be held

Pursuant to Section 14A of the Exchange Act, the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on their preferences as to the frequency of future Say-on-Pay votes: every one, two, or three years. Stockholders also may, if they wish, abstain from voting on this proposal.

After careful consideration of this proposal, our Board has determined that it is appropriate and in the best interests of the Company to solicit a Say-on-Pay vote every year for a number of reasons, including the following:

+

An every year Say-on-Pay vote will allow us to obtain stockholder input on our executive compensation program on a more consistent basis which aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and practices;

+

An every year Say-on-Pay vote provides the highest level of accountability and communication by enabling the Say-on-Pay vote to correspond with the most recent executive compensation information presented in our proxy statement for the annual meeting; and

+	Soliciting Say-on-Pay votes every year reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: every one, two or three years, or stockholders may abstain from voting on this proposal.

The vote is an advisory vote only and therefore it will not bind the Company or our Board. However, the Board and the LSC HR Committee will consider the voting results when adopting a policy on the frequency of future Say-on-Pay votes, as appropriate.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      5

PROPOSALS

PROPOSAL 4: APPROVAL OF THE AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN

PROPOSAL SUMMARY

Proposal 4: A vote to approve the amendment and restatement of the Company’s 2016 Performance Incentive Plan Board Recommendation: The Board recommends that the stockholders vote FOR Proposal 4

The Board has approved and recommends that our stockholders approve, an Amended and Restated LSC Communications, Inc. 2016 Performance Incentive Plan (the “Amended 2016 PIP”). The Amended 2016 PIP is substantially similar to the LSC Communications, Inc. 2016 Performance Incentive Plan (the “2016 PIP”), which was approved by our Board and our former parent, RRD (in its capacity as the sole stockholder of the Company at that time) on September 30, 2016.

The Amended 2016 PIP will:

+	Set a one-year minimum vesting period for awards to non-employee directors;

+	Set a $900,000 annual limit on compensation to non-employee directors;

+	Institute double-trigger change of control vesting;

+	Prohibit additional forms of repricing and liberal share counting;

+	Expand the prohibition on payment of dividends and dividend equivalents to all unvested awards, not just performance awards; and

+	Approve the material terms of the performance goals to continue allow the Company to grant performance awards qualified as “performance-based” compensation for Section 162(m) purposes.

If approved, the Amended 2016 PIP will become effective as of the date of the Annual Meeting (the “Effective Date”) and apply to all awards made on or after the Effective Date. We believe approval of the Amended 2016 PIP is advisable to ensure the Company may continue to grant equity-based awards as part of its compensation programs and to reflect current best practices for stock incentive plans.

A total of 3.5 million shares of our common stock, par value $0.01 per share, were previously reserved for awards under the 2016 PIP. As of March 30, 2017, approximately 1.8 million shares of common stock remained available for the future grant of awards under the 2016 PIP.

If stockholders do not approve the Amended 2016 PIP, then

+	the 2016 PIP will remain outstanding and continue as currently in effect, including with respect to the ability to grant the number of shares described above; and

+

the Company may be unable to obtain tax deductions for certain compensation expenses associated with awards granted under the 2016 PIP to certain of our executive officers for awards granted following the Company’s 2018 Annual Meeting.

Failure to approve the Amended 2016 PIP will not affect the rights of existing awards or award holders under the 2016 PIP.

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PROPOSALS

Background and Purposes of the Amended 2016 PIP

The Board believes that amending certain provisions of the 2016 PIP to remain consistent with market practices will allow us to attract, motivate, reward and retain the broad-based talent critical to achieving our business goals. Stock ownership by employees and directors provides performance incentives and fosters a long-term commitment to our benefit and to the benefit of our stockholders, offers additional incentives to put forth maximum effort for the success of our business, and affords them an opportunity to acquire a proprietary interest in the Company.

Furthermore, approval of the Amended 2016 PIP will also serve to approve the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). If the Amended 2016 PIP and performance goals are approved, the effectiveness of the approval will last until 2022 for Section 162(m) purposes. If the Amended 2016 PIP is not approved, then Section 162(m) provides that the Company may be unable to obtain tax deductions for certain compensation expenses associated with awards granted under the Amended 2016 PIP to certain of our executive officers for awards granted following the Company’s 2018 Annual Meeting. While the Board reserves the right to grant compensation that is not tax deductible, the Board believes it is in the Company’s best interest to be in a position to do so and, therefore, recommends that the stockholders vote to approve the Amended 2016 PIP.

The Amended 2016 PIP is intended to provide incentives:

+

to officers, other employees and other persons who provide services to the Company through rewards based upon the ownership or performance of Company common stock as well as other performance based compensation; and

+	to non-employee directors of the Company through the grant of equity-based awards.

Summary Description of the Amended 2016 PIP

Under the Amended 2016 PIP, the Company may grant stock options, including incentive stock options, stock appreciation rights (“SARs”), restricted stock, stock units and cash awards, as discussed in greater detail below. The following description of the Amended 2016 PIP is a summary and is qualified in its entirety by reference to the complete text of the Amended 2016 PIP, which is attached as Appendix A to this proxy statement.

Participants

Non-employee directors (who will number eight following the Annual Meeting), employees (approximately 22,000) and other individuals who provide services to the Company are eligible to participate in the Amended 2016 PIP.

Administration

The Amended 2016 PIP will be generally administered by a committee designated by the Board (the “Plan Committee”), but the Board may, in its discretion, administer the Amended 2016 PIP or grant awards. Each member of the Plan Committee is a director that the Board has determined to be an “outside director” under Section 162(m) of the Code, a “non-employee director” under Section 16 of the Exchange Act and “independent” for purposes of the NYSE listing rules.

The Plan Committee may select eligible participants and determine the terms and conditions of each grant and award. All awards, except those subject to performance-based vesting conditions over a performance period of at least one year or those to non-employee directors, shall have a minimum vesting period of at least three years from the date of grant (such vesting may occur in full at the end of, or in installments over, the three-year period). Up to 5% of the shares available for grant may be granted with a minimum vesting period of less than three years, and the Plan Committee may provide for early vesting upon the death, permanent or total disability, retirement or termination of service of the award recipient. “Double trigger” vesting shall occur with acceleration upon a Change in Control (as defined in the Amended 2016 PIP) and the grantee’s termination without Cause or for Good Reason (each as defined in the applicable award agreement).

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PROPOSALS

Each grant and award will be evidenced by an award agreement approved by the Plan Committee. The Plan Committee generally cannot reprice any stock option or other award granted under the Amended 2016 PIP. Except with respect to grants to (i) officers of the Company who are subject to Section 16 of the Exchange Act, (ii) a person whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code (described below under —U.S. Federal Income Tax Consequences) or (iii) persons who are not employees of the Company, the Plan Committee may delegate some or all of its power and authority to administer the Amended 2016 PIP to the chief executive officer or other executive officer of the Company.

Available Shares

As of March 30, 2017, approximately 1.8 million shares of Company common stock (which are currently available under, and will be carried over from, the 2016 PIP) will be available under the Amended 2016 PIP for grants and awards to eligible participants, subject to adjustment in the event of certain corporate transactions that affect the capitalization of the Company. In general, shares subject to a grant or award under the Amended 2016 PIP which are not issued or delivered would again be available for grant. However, shares tendered or withheld upon exercise, vesting, settlement of an award or upon any other event to pay exercise price or tax withholding and shares purchased by the Company using the proceeds from the exercise of a stock option will not be available for future issuance. Upon exercise of an SAR, the total number of shares remaining available for issuance under the Amended 2016 PIP will be reduced by the gross number of shares for which the SAR is exercised.

Award Limits

The maximum number of shares of common stock with respect to which options, SARs or a combination thereof may be granted during any calendar year to any person is 1,500,000. With respect to performance awards that the Plan Committee desires to be eligible for deduction in excess of the $1,000,000 limit under Section 162(m) of the Code, the maximum compensation payable pursuant to such awards granted during any calendar year cannot exceed (i) 900,000 shares of common stock or (ii) $9,000,000. No non-employee director may be granted (in any calendar year) compensation with a value in excess of $900,000, with the value of any equity-based awards based on such award’s accounting grant date value.

Termination and Amendment

Unless previously terminated by the Board, the Amended 2016 PIP will terminate on the date on which no shares remain available for grants or awards. Termination will not affect the rights of any participant under grants or awards made prior to termination. The Board may amend the Amended 2016 PIP at any time, but no amendment may be made without stockholder approval if required by any applicable law, rule or regulation, including Section 162(m) of the Code, if it would increase the number of shares of Company common stock available under the Amended 2016 PIP or permit repricing of awards.

Stock Options and Stock Appreciation Rights

The period for the exercise of a non-qualified stock option (other than options granted to non-employee directors) or an SAR, and the option exercise price and base price of an SAR, will be determined by the Plan Committee. The option exercise price and the base price of an SAR will not be less than the fair market value of a share of Company common stock on the date of grant, and the minimum vesting period must be at least three years. The exercise of an SAR entitles the holder to receive (subject to withholding taxes) shares of Company common stock, cash or both with a value equal to the excess of the fair market value of a stated number of shares of Company common stock over the SAR base price.

Stock options and SARs must be exercised within ten years of the date of grant, or five years after the date of grant for incentive stock options granted to 10% stockholders. If the recipient of an incentive stock option is a 10% stockholder, the option exercise price will be not less than the price required by the Code, currently 110% of fair market value on the date of grant.

Performance Awards and Fixed Awards

Under the Amended 2016 PIP, bonus awards, whether performance awards or fixed awards, can be made in (i) cash, (ii) stock units, (iii) restricted shares of Company common stock that are forfeitable and have restrictions on transfer or (iv) any combination of the foregoing.

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PROPOSALS

The performance goals of performance awards must be tied to one or more of the following: net sales; cost of sales; gross profit; earnings from operations; earnings before interest, taxes, depreciation and amortization; earnings before income taxes; earnings before interest and taxes; cash flow measures; return on equity; return on assets; return on net assets employed; return on capital; working capital; leverage ratio; stock price measures; enterprise value; safety measures; net income per common share (basic or diluted); EVA (economic value added); cost reduction goals or, in the case of awards not intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, any other similar criteria established by the Plan Committee. The Plan Committee may provide in any award agreement that the Plan Committee (i) will amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events and (ii) has the right to reduce the amount payable pursuant to any performance award.

Restricted stock recipients will have the rights of a stockholder, including voting and dividend rights, subject to any restrictions and conditions specified in the award agreement. No dividends, however, will be paid at a time when any performance-based goals that apply to an award of restricted shares have not been satisfied. Upon termination of any applicable restriction period, including the satisfaction or achievement of required performance goals, a certificate evidencing ownership of the shares of the common stock will be delivered to the grantee, subject to the Company’s right to require payment of any taxes.

Recipients of stock units generally will be credited dividends and other distributions otherwise payable and held until the award is paid out. Interest may be credited. The grantee will have only the rights of a general unsecured creditor and no rights as a stockholder of the Company until delivery of the shares, cash or other property underlying the award.

At the time of vesting of a bonus award: (i) the award if in units, will be paid to the participant in shares of Company common stock, in cash or in a combination thereof, (ii) the award if a cash bonus award, will be paid to the participant in cash, in shares of Company common stock or in a combination thereof and (iii) shares of restricted common stock issued pursuant to an award will be released from the restrictions.

Awards to Non-Employee Directors

On the date of each Annual Meeting, the Company will make an award under the Amended 2016 PIP to each individual who is, immediately following such annual meeting, a non-employee director. Any such awards will be in the form of stock options, restricted stock, stock units or SARs with a minimum vesting period of one year from the date of grant.

Transferability

Awards granted under the Amended 2016 PIP may be assigned or transferred in the event of death, subject to certain conditions.

U.S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences generally arising with respect to grants and awards under the Amended 2016 PIP. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. This section is based on the Code, its legislative history, existing and proposed regulations under the Code and published rulings and court decisions, all as in effect as of the date of this proxy statement. These laws are subject to change, possibly on a retroactive basis.

Stock Options

A participant will not recognize any income upon the grant of a non-qualified or incentive stock option. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise over their exercise price, and the Company (or one of its subsidiaries) generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code. A participant will not

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      9

PROPOSALS

recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss, and neither the Company nor its subsidiaries will be entitled to any deduction. If, however, such shares are disposed of within such one or two year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and the Company or one of its subsidiaries will be entitled to a corresponding deduction. The participant will also be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.

SARs

A participant will not recognize any income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income upon exercise of an SAR in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction.

Restricted Stock

A participant will not recognize any income at the time of the grant of shares of restricted stock (unless the participant makes an election to be taxed at the time of grant), and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. If the participant elects to be taxed at the time the restricted stock is granted, the participant will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is made, a participant will recognize compensation taxable as ordinary income at the time the forfeiture conditions on the restricted stock lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent limited by Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the forfeiture conditions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

Stock Units

A participant will not recognize any income at the time of the grant of stock units, and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time the Company common stock is delivered under the stock units in an amount equal to the fair market value of such shares. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent the limit of Section 162(m) of the Code applies. A participant will recognize compensation taxable as ordinary income when amounts equal to dividend equivalents and any other distributions attributable to stock units are paid, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

Cash Bonus Awards

A participant will not recognize any income upon the grant of a bonus award payable in cash, and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. At the time such award is paid, the participant will recognize compensation taxable as ordinary income in an amount equal to any cash paid by the Company, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code.

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PROPOSALS

Section 162(m) of the Internal Revenue Code

In general, Section 162(m) denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year per person paid to its “covered employees,” subject to certain exceptions. “Performance-based” compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation: (i) the compensation must be subject to achievement of performance goals established by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s stockholders and (iii) the Plan Committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. The Company reserves the right to pay compensation that is not deductible.

Section 409A

Awards made under the Amended 2016 PIP that are considered to include deferred compensation for purposes of Section 409A of the Code will be interpreted, administered and construed to comply with the requirements of Section 409A to avoid adverse tax consequences to recipients. The Company intends to structure any awards under the Amended 2016 PIP so that the requirements under Section 409A are either satisfied or are not applicable.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2017 Annual Meeting of Stockholders and entitled to vote on the proposal is required to amend and restate the Company’s 2016 Performance Incentive Plan.

New Plan Benefits Table

The table below reflects awards granted by the LSC HR Committee on February 27, 2017. Because the Amended 2016 PIP is substantially similar to the 2016 PIP, for purposes of this table, the Company has assumed that the same awards would have been made under the Amended 2016 PIP if it would have been in place.

Name and Position	Dollar Value ($)(1)	Number of Units
Thomas J. Quinlan III, President, Chief Executive Officer and Chairman	0	0
Suzanne S. Bettman, Chief Administrative Officer and General Counsel	808,005	27,920
Andrew B. Coxhead, Chief Financial Officer	962,255	33,250
Kent A. Hansen, Chief Accounting Officer and Controller	164,669	5,690
Richard T. Lane, Chief Strategy Officer	439,888	15,200
Executive Group	2,374,816	82,060
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	4,095,299	141,510

1	Assumes a closing price per share of $28.94 on the grant date, February 27, 2017.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      11

PROPOSALS

PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

Proposal 5: A vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

Board Recommendation: The Board and the Audit Committee recommend that the stockholders vote FOR
Proposal 5

Proposal 5 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2017. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the annual meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2017 Annual Meeting of Stockholders and entitled to vote on the proposal is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017.

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QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q.	Who can vote?

A.	You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business on the record date, March 30, 2017.

Q.	What is the difference between holding shares as a “shareholder of record” and a “street name” holder?

A.	If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “shareholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q.	How do I vote if shares are registered in my name (as shareholder of record)?

A.	By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided. Your voting instructions must be received by May 17, 2017.

By Telephone or Internet: You may either call the toll-free number listed on your proxy card, log on to the website listed on your proxy card, or scan the QR code on your proxy card and follow the simple instructions provided.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Voting by telephone and the Internet will be closed at 1:00 a.m. Chicago Time on the date of the 2017 Annual Meeting of Stockholders.

Q.	How do I vote if my shares are held in “street name?”

A.	You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

All of the proposals other than the ratification of appointment of the independent registered public accounting firm (Proposal 5) are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to Proposal 5.

Q.	Can I vote my shares in person at the Annual Meeting?

A.	If you plan to attend the annual meeting and vote in person, your instructions depend on how your shares are held:

+

Shares registered in your name — check the appropriate box on your proxy card and bring either the admission ticket attached to the proxy card or evidence of your stock ownership with you to the annual meeting.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      13

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

+

Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card (also known as a “Legal Proxy”) in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the annual meeting.

Remember that attendance at the annual meeting will be limited to stockholders as of the record date (March 30, 2017) with an admission ticket or evidence of their share ownership and guests of the Company.

Q.	Can I revoke my proxy or change my vote after I have voted?

A.	If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

+	By delivering a written notice of revocation to the Secretary of the Company;

+	By executing and delivering another proxy that bears a later date;

+	By voting by telephone at a later time;

+	By voting over the Internet at a later time; or

+	By voting in person at the annual meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q.	How are votes counted?

A.	In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2017 Annual Meeting of Stockholders. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q.	What are my options when voting for directors (Proposal 1)?

A.	When voting on Proposal 1, you have three options:

+	Vote FOR a nominee;

+	Vote AGAINST a nominee; or

+	ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee’s election. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you choose to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q.	What are my options when voting on the advisory proposal to determine the frequency of the Say-on-Pay advisory vote (Proposal 3)?

A.	When voting on Proposal 3, you have four options:

+	Vote for EVERY YEAR;

+	Vote for EVERY TWO YEARS;

+	Vote for EVERY THREE YEARS; or

+	ABSTAIN from voting on the proposal.

The option that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders’ recommendation as to the frequency of future Say-on-Pay votes. Abstentions and broker non-votes will have no impact on the outcome of this proposal.

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QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q.	What are my options when voting on any other proposals (Proposals 2, 4 and 5)?

A.	When voting on any other proposal, you have three options:

+	Vote FOR a given proposal;

+	Vote AGAINST a given proposal; or

+	ABSTAIN from voting on a given proposal.

Each of these proposals requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on any of Proposals 2, 4 or 5, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on any of Proposals 2, 4 and 5.

Q.	How will my shares be voted if I sign and return my proxy card with no votes marked?

A.	If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

+	Proposal 1: FOR the election of all nominees for director identified in this proxy statement;

+	Proposal 2: FOR the advisory vote on the Company’s executive compensation;

+	Proposal 3: For EVERY YEAR as the frequency of the Say-on-Pay advisory vote;

+	Proposal 4: FOR the amendment and restatement of the Company’s 2016 Performance Incentive Plan; and

+	Proposal 5: FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Q.	How are proxies solicited and what is the cost?

A.	The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to our stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies. The Company has hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to help solicit proxies, and has agreed to pay it $8,000 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

Q.	How many shares of stock were outstanding on the record date?

A.	As of the record date, there were 33,907,250 shares of common stock outstanding. Each outstanding share is entitled to one vote on each proposal.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      15

COMPANY INFORMATION

COMPANY INFORMATION

ABOUT THE CONTINUING DIRECTORS

The information below describes the directors who are not standing for election whose terms continue to run after the annual meeting. Information on directors who are standing for election this year is provided earlier under Proposal 1.

DIRECTORS OF CLASS II – TERMS EXPIRE IN 2018

Thomas F. O’Toole, 59

Director since: 2016

Current Directorships:

Alliant Energy Corporation

Wisconsin Power and Light Company

Interstate Power and Light Company

Former Directorships:

Pegasus Solutions Inc.

Key Experience and Qualifications
Mr. O’Toole has extensive experience in leadership, customer perspectives and information systems, and provides the Board with a combination of abilities and unique insights into its strategy and operations.

Career Highlights

+  Senior Fellow and Clinical Professor of Marketing at the Kellogg School of Management at Northwestern University and a Senior Advisor at McKinsey and Company since December 2016

+  Senior Vice President, Chief Marketing Officer of United Airlines and President of MileagePlus for United Continental Holdings, Inc., a global air carrier, from 2015 to December 2016; Senior Vice President, Marketing and Loyalty and President, MileagePlus from 2012 to 2015; Chief Operating Officer, Mileage Plus Holdings, LLC from 2010 to 2012; and Senior Vice President and Chief Marketing Officer in 2010

+  Advisor with Diamond Management & Technology Consultants, a management and technology consulting firm, from 2009 to 2010

+  Various positions of increasing responsibility at Hyatt Hotels Corporation from 1995 to 2008, including Chief Marketing Officer and Chief Information Officer

Douglas W. Stotlar, 56

Director since: 2016

Current Directorships:

AECOM

Reliance Steel & Aluminum Co.

Former Directorships:

URS Corporation

Con-way Inc.

Federal Reserve Bank of Chicago,

Detroit Branch

Key Experience and Qualifications
Mr. Stotlar has substantial knowledge of the transportation and logistics sector, which is relevant to our business activities. In addition, due to his prior experience as the former chief executive officer and as a director of a public company, Mr. Stotlar contributes valuable leadership experience as well as knowledge of legal and regulatory requirements and trends.

Career Highlights

+  Former President and Chief Executive Officer of Con-way, Inc., a transportation and logistics company, from April 2005 to October 2015

+  Various positions of increasing responsibility at Con-way, Inc. since 1985

Shivan S. Subramaniam, 68 Director since: 2016 Current Directorships: Citizens Financial Group, Inc. FM Global Inc. Former Directorships: None	Key Experience and Qualifications
Mr. Subramaniam has significant experience as a Chairman and Chief Executive Officer and provides the Board with financial, strategic and operational leadership. He also has considerable corporate governance experience as the chair of a governance committee.

Career Highlights

+  Chairman of FM Global Inc., a property and casualty insurance company, since 2002

+  Chief Executive Officer of FM Global Inc. from 1999 to 2014 and President and Chief Executive Officer from 1999 to 2002

+  Various finance positions of increasing responsibility at Allendale Insurance Company from 1974 to 1999, including as Chairman and Chief Executive Officer from 1992 to 1999

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COMPANY INFORMATION

DIRECTORS OF CLASS III – TERMS EXPIRE IN 2019

Judith H. Hamilton, 72 Director since: 2016 Current Directorships: None Former Directorships: Many including Novell, Inc. Software.com RR Donnelley	Key Experience and Qualifications
Ms. Hamilton’s experience as chief executive officer of various software and technology companies helps the Board address the challenges faced due to rapid changes in communications strategies. Her involvement in early stage companies also brings to the Board entrepreneurial experience. She also has considerable corporate governance experience through years of service on the boards of other companies.

Career Highlights

+  Lead Director of the Company’s Board since October 2016

+  Former President and Chief Executive Officer of Classroom Connect Inc., a provider of materials integrating the Internet into the education process

+  Former President and Chief Executive Officer of FirstFloor Software, an Internet software publisher

+  Former Chief Executive Officer of Dataquest, a market research firm for technology

Francis J. Jules, 60 Director since: 2016 Current Directorships: None Former Directorships: Modus Link Global Solutions	Key Experience and Qualifications
Mr. Jules has a proven track record in leading large, complex teams around the globe in sales, marketing, product and technical solutions to serve enterprise, medium, and small customers around the world. He has both operational and strategic leadership skills.

Career Highlights

+  President of Global Business for AT&T Corporation since 2012

+  AT&T Corporation’s Executive Vice President, Global Enterprise Solutions sales team from 2010 to 2012, President and Chief Executive Officer, Advertising Solutions from 2007 to 2010 and Senior Vice President, Network Integration from 2005 to 2007

+  President, Global Markets (East) for SBC Communications from 2003 to 2005

Richard K. Palmer, 50 Director since: 2016 Current Directorships: FCA US LLC Former Directorships: RR Donnelley	Key Experience and Qualifications
Mr. Palmer’s experience as chief financial officer of both public and global companies, as well as his position as a member of the highest executive decision-making body of a large multinational company, brings financial, international and operational expertise. He is an audit committee financial expert based on his experience as chief financial officer of a public company as well as his experience as an auditor with a public accounting firm.

Career Highlights

+  Chief Financial Officer, Senior Vice President and member of Group Executive Council of Fiat Chrysler Automobiles N.V. (FCA), an international group that designs, produces and sells passenger cars and commercial vehicles, since 2011

+  Chief Financial Officer of FCA US LLC, a vehicle manufacturer that is part of a global alliance with FCA, since 2009

+  Chief Financial Officer of Fiat Group Automobiles S.p.A., industrial vehicle and bus manufacturing company owned by Fiat, from 2006 to 2009

+  Chief Financial Officer of Iveco S.p.A and Chief Financial Officer, Comau S.p.A., a developer of automation systems and other robotic devices owned by Fiat, 2003 to 2005.

+  Prior thereto, various positions at

-  General Electric Company

-  United Technologies Corporation

-  Price Waterhouse

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      17

COMPANY INFORMATION

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Investors section of the Company’s website at the following address: www.lsccom.com. A print copy of each charter is available upon request.

Audit Committee	Post-Separation 2016 Meetings: 2
Richard K. Palmer (chair) Margaret S. Breya Douglas W. Stotlar Shivan S. Subramaniam

Responsibilities

Assists the Board in its oversight of:

+  The integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits

+  The qualifications and independence of the Company’s independent registered public accounting firm

+  The performance of the Company’s internal auditing department and its independent registered public accounting firm.

The Audit Committee selects, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm.

Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

As required by its charter, each member of the Audit Committee is independent of the Company and financially literate as such terms are defined for purposes of the NYSE listing rules and the federal securities laws. The Board has determined that each of Richard K. Palmer, Douglas W. Stotlar and Shivan S. Subramaniam is an “audit committee financial expert” as such term is defined under the federal securities laws.

Corporate Responsibility & Governance Committee	Post-Separation 2016 Meetings: 1
Judith H. Hamilton (chair) M. Shân Atkins Margaret A. Breya Thomas F. O’Toole Shivan S. Subramaniam

Responsibilities

+  Makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the Board

+  Develops and implements governance principles for the Company and the Board

+  Conducts the regular review of the performance of the Board, its committees and its members

+  Oversees the Company’s responsibilities to its employees and to the environment

+  Reviews the Company’s technology initiatives

+  Recommends director compensation to the Board

As required by its charter, each member of the Corporate Responsibility & Governance Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from outside advisors and to retain third-party consultants and has the sole authority to approve the terms and conditions under which it engages director search firms.

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COMPANY INFORMATION

Human Resources Committee	Post-Separation 2016 Meetings: 3
Francis J. Jules (chair) M. Shân Atkins Thomas F. O’Toole Douglas W. Stotlar

Responsibilities

+  Establishes the Company’s overall compensation strategy

+  Establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees

+  Adopts amendments to, and approves terminations of, the Company’s employee benefit plans

As required by its charter, each member of the Human Resources Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

In addition, in accordance with the NYSE listing rules, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Human Resources Committee member to affirmatively determine each member of the Human Resources Committee is independent.

Pursuant to its charter, the Human Resources Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the chief executive officer and other executive officers of the Company (with sole authority to approve any related fees and other retention terms).

Pursuant to its charter, prior to selecting or receiving any advice from any committee advisor (other than in-house legal counsel) and on an annual basis thereafter, the Human Resources Committee must assess the independence of such committee advisor in compliance with any applicable NYSE listing rules and the federal securities laws.

The Human Resources Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the Committee regarding executive officer compensation.

Following the Separation, the LSC HR Committee engaged Willis Towers Watson as its executive compensation consultant to provide objective analysis, advice and recommendations on executive pay in connection with the LSC HR Committee’s decision-making process.

In 2016, Willis Towers Watson’s fees for executive compensation consulting services provided in preparation for the Separation and following the Separation were approximately $231,000. Additionally, Willis Towers Watson provided approximately $16,000 in unrelated human resources services to the Company. See Compensation Discussion and Analysis for more information regarding the LSC HR Committee’s relationship with Willis Towers Watson.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      19

COMPANY INFORMATION

POLICY ON ATTENDANCE AT STOCKHOLDER MEETINGS

Directors are expected to attend meetings of stockholders in person, except when circumstances prevent such attendance. When such circumstances exist, or in the case of special stockholder meetings, directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. The 2017 Annual Meeting of Stockholders is the Company’s first annual meeting.

CORPORATE GOVERNANCE

Governance Highlights

The Company has adopted a number of governance best practices including:

+	No shareholders rights plan (poison pill)

+	Classified board that fully declassifies upon the expiration of the initial term of our Class III directors

+	Majority voting for the election of directors

+	No super-majority voting

+	Stockholders representing at least 25% of outstanding shares may call a special meeting

+	Compensation consultants must be independent

+	Clawback Policy

+	Term limits for committee chairs

+	Political Activities Disclosure Policy

+	All independent directors except for the Chief Executive Officer

+	Directors may not stand for re-election after reaching age 75

+	Board compensation heavily weighted toward equity

+	Stock ownership guidelines for senior officers and directors

As described in Compensation Discussion and Analysis, the Company intends to engage with stockholders about various corporate governance topics including executive compensation.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees. Such evaluations determine whether the Board and each committee are functioning effectively, and the Corporate Responsibility & Governance Committee considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to form its oversight function effectively.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available on the Company’s website at the following address: http://investor.lsccom.com/corporate-governance/governance-documents, and a print copy is available upon request. References to the Company’s website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this proxy statement.

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COMPANY INFORMATION

Principles of Ethical Business Conduct and Code of Ethics

In accordance with the NYSE listing requirements and SEC rules, the Company has adopted and maintains a set of Principles of Ethical Business Conduct. The policies referred to therein apply to all directors, officers and employees of the Company. In addition, the Company has adopted and will maintain a Code of Ethics that applies to its chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the Company will post such information on its website. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available on the Company’s website at the following address: http://investor.lsccom.com/corporate-governance/governance-documents, and print copies are available upon request. References to the Company’s website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this proxy statement.

Director Independence

The Company’s Principles of Corporate Governance provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All eight non-employee directors of our Board are independent in accordance with the NYSE requirements. Mr. Quinlan is not independent.

Executive Sessions

The Company’s independent directors are expected to meet regularly in executive sessions without management. Executive sessions are led by the lead director of the Board. An executive session is expected to be held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also is expected to meet in executive sessions without management in conjunction with each regularly scheduled committee meeting and such sessions will be led by the chair of such committee.

Board Leadership

Our Board has the discretion to combine or separate the roles of chairman and chief executive officer as the Board deems appropriate based on the needs of the Company at any given time. To facilitate this decision-making, the Corporate Responsibility & Governance Committee will annually discuss our Board leadership structure, providing its recommendation on the appropriate structure to our independent directors. The Board has determined that having a combined chairman and chief executive officer with an independent lead director is the most appropriate Board leadership structure for LSC. This structure puts one person in the best position to be aware of major issues facing the Company on a day-to-day and long-term basis, and to identify and bring key risks and developments facing the Company to the Board’s attention (in coordination with the lead director as part of the agenda-setting process). As set forth in our Principles of Corporate Governance, our lead director, in coordination with the chairman/chief executive officer, reviews and approves agendas for Board meetings, materials and information sent or presented to the Board and meeting schedules. In addition, our lead director has the authority to add items to the agenda for any Board meeting, presides at executive sessions of independent directors, which will be held at each regular Board meeting, serves as a non-exclusive liaison between the other independent directors and the chairman/chief executive officer, may call meetings of the independent directors in his or her discretion and chair any meeting of the Board or stockholders at which the chairman is absent, is available to meet with major stockholders and regulators under appropriate circumstances, and in conjunction with the chairman of the Human Resources Committee, discusses with the chairman/chief executive officer the Board’s annual evaluation of his or her performance as chief executive

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COMPANY INFORMATION

officer. In addition, the powers of the chairman under our By-laws are limited other than chairing meetings of the Board and stockholders, to the powers conferred on the chairman (such as the ability to call special meetings of stockholders or the Board) and can also be exercised by the Board or a specified number of directors or, in some cases, the lead director, or are administrative in nature (such as the authority to execute documents on behalf of the Company).

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the key risks associated with the Company’s strategic plan, annually and periodically throughout the year, as part of its consideration of the strategic direction of the Company, as well as reviews and discusses the output of the Company’s enterprise risk management process each year.

The Board has delegated to the Audit Committee oversight of the Company’s enterprise risk management process. Among its duties, the Audit Committee will review with management (1) Company policies with respect to risk assessment and management of risks that may be material to the Company, (2) the Company’s system of disclosure controls and system of internal controls over financial reporting, and (3) the Company’s compliance with legal and regulatory requirements.

Each of the other Board committees also oversees the management of Company risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the Board. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee, along with the Corporate Responsibility & Governance Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. The Corporate Responsibility & Governance Committee also oversees risks related to the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structure to ensure appropriate oversight of risk. The Human Resources Committee considers risks related to the attraction and retention of key management and employees and risks relating to the design of compensation programs and arrangements, as well as succession planning for key senior management positions.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the Corporate Responsibility & Governance Committee (in care of the Secretary at the Company’s principal executive offices at 191 N. Wacker Drive, Suite 1400, Chicago, Illinois 60606) and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2018 Annual Meeting. The Corporate Responsibility & Governance Committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate.

The Corporate Responsibility & Governance Committee considers candidates recommended by management and members of the Board as well as nominees recommended by stockholders.

In identifying and evaluating nominees for director, the Corporate Responsibility & Governance Committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the Corporate Responsibility & Governance Committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part

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COMPANY INFORMATION

of any formal policy, the goal of the Corporate Responsibility & Governance Committee is a balanced and diverse Board, with members whose skills, viewpoint, background and experience complement each other and, together, contribute to the Board’s effectiveness as a whole.

The Corporate Responsibility & Governance Committee may engage third-party search firms to identify candidates for director and to do preliminary interviews and background and reference reviews of prospective candidates.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chairman of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at 99 Park Avenue, 14th Floor, New York, New York 10016; Attention: Secretary. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing will be distributed to the chairman of the Corporate Responsibility & Governance Committee or non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

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STOCK OWNERSHIP

STOCK OWNERSHIP

The table below lists the beneficial ownership of common stock as of March 30, 2017 by all directors and nominees, each of the persons named in the tables under Executive Compensation below, and the directors and executive officers as a group and includes all stock awards subject to vesting conditions that vest within 60 days of March 30, 2017. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Exchange Act. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. The percentages shown are based on outstanding shares of common stock as of March 30, 2017. Unless otherwise indicated, the business address of each stockholder listed below is LSC Communications, 191 N. Wacker Drive, Suite 1400, Chicago, IL 60606.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVES AND LARGE STOCKHOLDERS

Name	Number	% of Total Outstanding
Thomas J. Quinlan III (1)	568,048	1.68
Suzanne S. Bettman(2)	70,855	*
Andrew B. Coxhead(3)	77,880	*
Kent A. Hansen(4)	13,951	*
Richard T. Lane(5)	26,410	*
Judith H. Hamilton(6)	32,831	*
M. Shân Atkins(7)	3,222	*
Margaret A. Breya(7)	3,222	*
Francis J. Jules(7)	3,222	*
Thomas F. O’Toole(7)	3,222	*
Richard K. Palmer(8)	26,960	*
Douglas W. Stotlar(7)	3,222	*
Shivan S. Subramaniam(9)	8,222	*
All directors and executive officers as a group	841,267	2.48
Blackrock, Inc. and certain subsidiaries(10)	2,442,583	0
The Vanguard Group, Inc. (11)	18,547,810	0

*	Less than one percent.

1	Reflects ownership of 162,162 shares of common stock held individually, ownership of 988 shares of common stock held in Mr. Quinlan’s 401(k) account, ownership of 225,750 options over common stock, which are currently exercisable, and 179,148 restricted stock awards that are subject to performance vesting. Does not include ownership of 406,340 restricted stock units that are subject to vesting conditions.

2	Reflects ownership of 19,408 shares of common stock held individually, 47 shares of common stock held in Ms. Bettman’s 401(k) Plan account and 51,400 restricted stock awards that are subject to vesting conditions. Does not include ownership of 70,052 restricted stock units that are subject to vesting conditions.

3	Reflects ownership of 10,394 shares of common stock held individually and 42,813 restricted stock awards that are subject to vesting conditions. Does not include ownership of 37,540 restricted stock units that are subject to vesting conditions.

4	Reflects ownership of 13,951 restricted stock awards. Does not include ownership of 2,590 restricted stock units that are subject to vesting conditions.

5	Reflects ownership of 2,890 shares of common stock held individually and 23,520 restricted stock awards. Does not include ownership of 26,698 restricted stock units that are subject to vesting conditions.

6	Reflects ownership of 9,027 shares of common stock held individually and 23,804 restricted stock units that will vest when Ms. Hamilton ceases to be a director. Does not reflect ownership of 6,280 shares of phantom stock that will be settled 100% in cash but has the economic equivalence of one share of common stock.

7	Reflects ownership of 3,222 director restricted stock units that will vest on the earlier of October 1, 2017 or when such director ceases to be a director.

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8	Reflects ownership of 2,986 shares of common stock held individually and 23,974 restricted stock units that will vest when Mr. Palmer ceases to be a director.

9	Reflects ownership of 5,000 shares of common stock held individually and 3,222 director restricted stock units that will vest on the earlier of October 1, 2017 or when Mr. Subramanian ceases to be a director.

10	Blackrock, Inc. (“Blackrock”) is an investment advisor with a principal business office at 55 East 52nd Street, New York, New York 10055. This amount reflects the total shares held by Blackrock clients. Blackrock has sole investment authority over all shares, sole voting authority over 2,330,570 shares and no voting authority over 92,013 shares.

11	The Vanguard Group, Inc. (“Vanguard”) is an investment advisor with a principal business office at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This amount reflects the total shares held by Vanguard clients. Vanguard has sole investment authority over 2,303,153 shares and shared investment authority over 15,278 shares, sole voting authority over 15,237 shares, shared voting authority over 1,320 shares and no voting authority over 2,301,874 shares.

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COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION DISCUSSION & ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we will describe the material components of our executive compensation programs applicable to our named executive officers (our “NEOs”). While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

BACKGROUND

On October 1, 2016, RRD completed the Separation into three independent public companies:

Donnelley Financial Solutions, Inc. (“Donnelley Financial” or “DFS”), LSC Communications, Inc. (“LSC,” “LSC Communications,” “we,” “our,” “us” and the Company) and RR Donnelley.

Prior to the Separation, RRD’s senior management and the human resources committee of the RRD board of directors (the “RRD HR Committee”), determined RRD’s compensation strategy. Since the information presented in the compensation tables of this proxy statement relates to the 2016 fiscal year, which ended on December 31, 2016, this CD&A focuses in the early sections on RRD’s compensation programs and decisions prior to the Separation (when LSC was part of RRD) and then in the later sections, on LSC’s compensation program and decisions following the Separation. The pre-Separation compensation information may not in all cases be directly relevant to the compensation our these executive officers will receive post-Separation. Following the Separation, the LSC HR Committee determined the executive compensation strategy. Within this CD&A, the Board will be referred to as the “LSC Board.”

This CD&A presents historical information regarding compensation received from RRD pre-Separation and from us post-Separation in 2016 for the following individuals, our named executive officers, or NEOs:

+	Thomas J. Quinlan III, our Chairman and Chief Executive Officer (“CEO”);

+	Suzanne S. Bettman, our Chief Administrative Officer and General Counsel;

+	Andrew B. Coxhead, our Chief Financial Officer;

+	Kent A. Hansen, our Chief Accounting Officer and Controller; and

+	Richard T. Lane, our Chief Strategy Officer.

Messrs. Quinlan and Coxhead and Ms. Bettman were, prior to the Separation, named executive officers of RRD (the “Pre-Separation NEOs”). Messrs. Hansen and Lane were not Pre-Separation NEOs, and the following discussion of the Pre-Separation compensation program is therefore not applicable to their compensation in all cases. See Compensation Discussion and Analysis—RRD Pre-Separation Compensation Program—Pre-Separation Compensation for Messrs. Hansen and Lane for additional information.

LSC Post-Separation Compensation Program

Following the Separation, the LSC HR Committee reviewed the impact of the Separation, determined future aspects of LSC’s compensation program and made appropriate adjustments. See Compensation Discussion and Analysis—LSC Post-Separation Compensation Program for additional information.

The LSC HR Committee determined that it was important in connection with the Separation to grant to a limited group of executives, which included the NEOs, a one-time, non-recurring “Founders’ Award” to provide incentive for the long-term retention of the executives, align such executives’ interests with new stockholder interests, and allow participants to share in post-Separation gains in LSC value. These Founders’ Awards were in the form of restricted stock awards and were granted on the date of the Separation by the new LSC HR Committee. Among other considerations, to ensure consistency with the Company’s compensation philosophy, the LSC HR Committee reviewed the following factors in determining the Founders’ Awards: competitive practices relative to other corporate spin-off companies; market data on the size of the awards as a range of percentage of salary; and the roles and positions of each participant. The LSC HR Committee also determined at the time of the grant of the Founders’ Awards that, in consideration of his Founders’ Award, the CEO would

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COMPENSATION DISCUSSION & ANALYSIS

not be eligible for a grant under the long-term incentive program in 2017. See Compensation Discussion & Analysis — LSC Post-Separation Compensation Decisions — Long-Term Incentive Program for additional information.

RRD PRE-SEPARATION COMPENSATION PROGRAM

The following discussion describes the practices and policies implemented by the RRD HR Committee prior to the Separation with respect to the Pre-Separation NEOs (Messrs. Quinlan and Coxhead and Ms. Bettman).

RRD Pre-Separation Compensation Philosophy

The executive compensation program at RRD was designed to align the interests of RRD stockholders and executive officers while providing a total compensation package that enabled RRD to attract, retain and motivate executives. Overall compensation levels were targeted at market survey data medians and, where available, peer group medians, with a range of opportunity to reward strong performance or withhold rewards when objectives were not achieved.

Historically, RRD’s compensation philosophy was guided by five principles:

+	establish target compensation levels that are competitive within the industries and the markets in which it competes for executive talent;

+	structure compensation so that RRD’s executives share in RRD’s short- and long-term successes and challenges by varying compensation from target levels based upon business and individual performance;

+	link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and the granting of long-term incentive awards;

+

base a substantial portion of each NEO’s long-term incentive award on performance measures while maintaining a meaningful portion that vests over time and is therefore focused on the retention of its top talent; and

+	align a significant portion of executive pay with RRD stockholder interests through equity awards and stock ownership requirements.

RRD Pre-Separation Compensation Best Practices

Consistent with its compensation philosophy, RRD adopted the following compensation best practices:

+	the RRD HR Committee determined that any future executive officer agreements would not include any gross-up for excise taxes;

+	equity plans do not permit option repricing or option grants below fair market value;

+	no tax gross-ups on any supplemental benefits or perquisites;

+

policy that prohibits employees, directors and certain of their immediate family members from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to RRD stock;

+	no payment or accrual of dividends on performance share units (“PSUs”) or restricted stock units (“RSUs”);

+	limited perquisites provided to executive officers;

+	clawback policy covering all executive officers;

+

the RRD HR Committee hired Willis Towers Watson (“Willis Towers Watson”) as its executive compensation consultant because of their expertise and years of experience as well as their previous work with the RRD HR Committee on the full scale evaluation of all the executive compensation programs at RRD;

+	meaningful stock ownership requirements for senior management, including executive officers, to further strengthen the alignment of management and stockholder interests; and

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COMPENSATION DISCUSSION & ANALYSIS

+

annual review of executive compensation program by the RRD HR Committee to determine how well actual compensation targets and levels met RRD’s overall philosophy and its targeted objectives in comparison to both its market data and, where available, peer group data.

2016 Pre-Separation RRD Peer Group

In 2015, Willis Towers Watson completed a thorough review of RRD’s compensation peer group at the request of the RRD HR Committee. As a result of this analysis, several changes were made to the peer group. The primary focus of this process was to include industrial companies of generally similar or larger size, complexity and scope rather than companies only in RRD’s industry, since RRD was significantly larger than all of its direct competitors and the markets for talent were necessarily broader. The resulting peer group, approved in 2015 and continued without change until the date of the Separation, was comprised of the following 26 companies:

International Paper Company	Automatic Data Processing, Inc.	Fidelity National Information Services, Inc.
Danaher Corp.	Huntsman Corporation	Avery Dennison Corporation
Xerox Corporation	The Sherwin-Williams Company	Ashland Inc.
WPP plc	Air Products & Chemicals Inc.	Packaging Corporation of America
PPG Industries, Inc.	WestRock Company	Quad/Graphics, Inc.
Genuine Parts Company	Crown Holdings Inc.	Graphic Packaging Holding Company
CH Robinson Worldwide Inc.	Ball Corporation	Adobe Systems Incorporated
Parker-Hannifin Corporation	Praxair Inc.	Sealed Air Corporation
Owens-Illinois, Inc.	Pitney Bowes Inc.

2016 Pre-Separation RRD Compensation Overview

RRD recognized the need for its compensation programs to be appropriately modified to take into account the Separation, which was scheduled to be completed during 2016. Guided by the principles noted above, the RRD HR Committee kept the overall construct of RRD’s 2016 compensation programs straightforward, with a focus on simplicity and consistency.

To that end, the RRD HR Committee determined that for 2016:

+

any compensation changes for the Pre-Separation NEOs would be managed by their employer after the Separation as appropriate with such employer taking into account each individual’s new role and responsibility as well as the individual’s experience level;

+

the Annual Incentive Plan (“AIP”) would consist of three key metrics: a 12-month metric in compliance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”) that would be determined by the post-Separation RRD HR Committee; a corporate financial metric applicable from the beginning of the year and prorated to the date of the Separation as agreed by the RRD HR Committee; and a stub-period corporate financial metric applicable from the date of the Separation through the end of the fiscal year;

+

an additional bonus would be provided to incentivize key employees, including the NEOs (other than Mr. Quinlan) regarding Separation-related costs (see Compensation Discussion and Analysis—RRD Pre-Separation Compensation Program—RRD Separation Cost Reduction Initiative for additional information);

+

since setting three year performance goals for each of RRD, LSC and Donnelley Financial prior to the Separation would not be meaningful, awards under the long-term incentive plan would be time vested to allow focus on the goals related to timing and execution of the Separation as well as retention of key executives through the Separation; and

+

outstanding equity incentives granted in previous years would be converted into equity in the post-Separation entities, as appropriate (see Compensation Discussion and Analysis—RRD Pre-Separation Compensation Program—Treatment of RRD Equity and Cash Awards in Connection with the Separation for additional information).

Consistent with prior years, compensation for the Pre-Separation NEOs was comprised of three major components: base salary, annual incentive compensation and long-term incentive compensation. In addition,

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COMPENSATION DISCUSSION & ANALYSIS

the Pre-Separation NEOs were eligible to participate in benefit programs generally available to other executives within RRD and other benefits provided to certain executives. See Compensation Discussion and Analysis—RRD Pre-Separation Compensation Program—RRD Pre-Separation Benefit Programs for additional information.

In general, compensation levels for the Pre-Separation NEOs were targeted at the 50th percentile of peer group data, when available for a position, and by market survey data from the Willis Towers Watson 2016 CDB General Industry Executive Compensation Survey Report and Mercer’s 2016 US MDB: Executive Compensation Survey. This 50th percentile target level provided a total competitive anchor point for RRD’s executive compensation program. Actual compensation levels varied up or down from targeted levels based on company performance, individual performance and individual experience levels.

The table below sets out the elements of the compensation program for the Pre-Separation NEOs.

Component	Description/Rationale	Determining Factors
Base Salary

+     Compensate for roles and responsibilities

+     Stable compensation element

+     Intended to be the smallest component of the overall compensation package, assuming that RRD was achieving or exceeding targeted performance levels for its incentive programs

+ Level of responsibility + Individual role, responsibilities, experience and performance + Skills and future potential + Median of market and peer group data
Annual Incentive Plan

+     Annual cash bonus plan

+     Target amount of bonus is determined as a percentage of base salary

+     Reward achievement against specific, pre-set annual threshold target, corporate financial target and individual performance goals

+     No payout made unless the threshold target is achieved

+     Awards subject to a payout which ranges from 0% to 150% of target, with no payout for performance below 90% of the corporate financial target

+     Awards may be modified downward by achievement levels on individual performance goals

+ Individual performance goals set for participants + Corporate financial target set at the beginning of the year
Long-Term Incentive Plan

+     Links awards to RRD performance to increase alignment with stockholders

+     Key component to attract and retain executive officers

+     Time vested awards granted in 2016 as a result of the Separation

+     Annual value intended to be a substantial component of overall compensation package

+ Level of responsibility + Individual skills, experience and performance + Median of peer group and market survey data
Other Benefits

+     Basic benefits including medical, 401(k), a frozen pension plan and other broad-based plans

+     Limited supplemental benefits including supplemental retirement, insurance and deferred compensation

+     Minimal perquisites with no tax gross-ups

+ Benefits determined by level of the employee in the organization

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COMPENSATION DISCUSSION & ANALYSIS

Base Salary

The RRD HR Committee provided no base salary increases to the Pre-Separation NEOs in 2016.

Annual Incentive Plan

The threshold and corporate financial targets under the 2016 AIP were set by the RRD HR Committee at the beginning of the year following the presentation of the annual operating budget to the RRD board of directors (the “RRD Board”). The table below sets forth a description of such targets and the individual performance goals under the AIP.

Target/Goals	Metric	Treatment in the Separation and Payout
Threshold Target	+ $7 billion in consolidated RRD revenue for 2016	+ No proration for the Separation + The RRD HR Committee determined attainment as of December 31, 2016 + Target was attained
Corporate Financial Target

+     Non-GAAP reported EBITDA of $867.6 million

+     Defined as net earnings attributable to RRD common stockholders adjusted for income attributable to non-controlling interests, income taxes, interest expense, investment and other income, depreciation and amortization, restructurings and impairments, acquisition-related expenses and certain other charges or credits

+     Prorated to the date of the Separation based on seasonality as determined by the RRD HR Committee

+     The RRD HR Committee determined attainment as of the date of the Separation

+     Pre-Separation attainment of $823.0 million Non-GAAP reported EBITDA

+     Payout of 12% for the first three quarters of the year or 9%

Individual Performance Goals	+ Vary by individual and vary year to year depending upon key business objectives and areas of emphasis for each individual	+ Awards may be modified downward by achievement levels on individual performance goals

2016 AIP targets as a percentage of base salary were 150% for Mr. Quinlan and Ms. Bettman and 100% for Mr. Coxhead.

The 2016 pre-Separation performance payout curve (which was the same curve as used in 2015) was structured as follows:

+	Payout is 0% if the threshold target is not attained;

+	Payout starts at 90% of the corporate financial target, with an AIP payout of 10%;

+	Payouts scale upward from 10% to 100%, with the corporate financial target needing to be attained for the AIP to fund at 100%; and

+	Performance at 110% of the corporate financial target would result in an AIP payout at 150%.

The RRD HR Committee had the discretionary authority to increase or decrease the amount of the AIP award of employees not designated as “covered employees” under Section 162(m) if the RRD HR Committee determined, prior to the end of the plan year, that an adjustment was appropriate to better reflect the actual performance of RRD and/or the participant. The RRD HR Committee could not increase the amount of the award payable to a person who was a “covered employee” to an amount in excess of the amount earned under the RRD 2012 Performance Incentive Plan.

The RRD HR Committee had discretionary authority to decrease the amount of any AIP award otherwise payable at any time for any person designated as an executive officer of RRD for purposes of Section 16 of the Exchange Act, including after the end of the plan year. Additionally, the RRD HR Committee had discretionary authority to reduce the amount of the award otherwise payable if it determined that any participant had engaged in misconduct.

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COMPENSATION DISCUSSION & ANALYSIS

RRD Separation Cost Reduction Incentive

In early 2016, to maintain focus on the work to be done for the Separation as well as a focus on effecting the Separation in the most cost-effective manner, the RRD HR Committee implemented a spin cost reduction incentive (the “Separation Cost Reduction Incentive”) under the AIP, which granted a cash award to each of the Pre-Separation NEOs other than Mr. Quinlan, the pre-Separation RRD Chief Executive Officer (who received no bonus with respect to the Separation), in an amount equal to 1x the recipient’s then-current salary to be paid in March 2017 if the total costs incurred by RRD in connection with the Separation (excluding debt and financing costs) were equal to or less than $169 million. The RRD HR Committee determined this threshold after reviewing comparable transactions and their costs. After the Separation, the RRD HR Committee reviewed such costs and certified that the total Separation-related costs (excluding debt and financing costs) were less than the $169 million target, so that such Separation Cost Reduction Incentive cash awards became payable.

Long-Term Incentive Program

RRD’s stockholder-approved incentive plans allow for the RRD HR Committee to grant PSUs, RSUs, stock options and cash awards to any eligible employee. No stock options have been granted since 2012.

With respect to 2016 compensation decisions, the RRD HR Committee had a series of discussions regarding the most appropriate way to motivate and retain its executives while still maintaining a continued focus on producing strong operating results and effectively executing the Separation. While historically the RRD long-term incentive program had consisted of both PSUs and RSUs, the RRD HR Committee determined that given the Separation, setting three year performance-related targets for all three companies would not be meaningful. Therefore, RSUs that cliff vest after three years in the company where the executive officer is employed post-Separation were granted to all Pre-Separation NEOs at a level consistent with grants in prior years as part of overall compensation targeted at the 50th percentile of peer group data, when available for a position, and by market survey data. The RSUs do not accrue dividends on unvested units.

In addition, the stockholder-approved incentive plans permit delegation of the RRD HR Committee’s authority to grant equity to employees other than named executive officers in certain circumstances. The RRD HR Committee delegated such authority to its Chief Executive Officer over a small pool of equity and cash awards to key employees who are not executive officers of RRD.

Pre-Separation Compensation for Messrs. Hansen & Lane

Messrs. Hansen and Lane were not executive officers of RRD prior to the Separation, and the preceding discussion of the pre-Separation RRD compensation program is therefore not applicable to their compensation in all cases. Following the Separation, both became executive officers of LSC.

MR. HANSEN. Mr. Hansen was hired shortly before the date of the Separation, with the plan being that following the Separation, he would be LSC’s Chief Accounting Officer and Controller. Mr. Hansen’s pre-Separation compensation was comprised of base salary, annual incentive compensation and benefits. Upon hire, his base salary was set by his manager and he received a signing bonus.

Under the AIP, Mr. Hansen worked with his manager to develop his individual performance goals. The same threshold and corporate financial targets set by the RRD HR Committee pre-Separation were applicable to Mr. Hansen. Mr. Hansen’s AIP target pre-Separation was 75% of his base salary.

MR. LANE. Mr. Lane’s pre-Separation compensation was comprised of base salary, annual incentive compensation, long-term incentive compensation and benefits. Decisions regarding Mr. Lane’s pre-Separation compensation were made by his manager. Mr. Lane’s base salary was reviewed annually with regard to his performance, responsibilities and salary levels for similar positions at RRD. Mr. Lane’s base salary was not increased in 2016 prior to the Separation. Mr. Lane is reimbursed for his monthly dues and business entertainment expenses for one country club membership.

Under the AIP, Mr. Lane worked with his manager to develop his individual performance goals. The same threshold and corporate financial targets set by the RRD HR Committee pre-Separation were applicable to Mr. Lane. Mr. Lane’s AIP target pre-Separation was 100% of his base salary.

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COMPENSATION DISCUSSION & ANALYSIS

Prior to 2016, special long-term incentive cash awards were granted to certain employees of RRD, including Mr. Lane. While no such awards were granted in 2016, awards from prior years vested in 2016 and will continue to vest in 2017. In addition, a discretionary spin retention bonus was awarded to Mr. Lane payable upon completion of the Separation. Mr. Lane’s manager recommended the number of RSUs granted to him in 2016 prior to the Separation.

Treatment of RRD Equity and Cash Awards in Connection with the Separation

In connection with the Separation, outstanding RRD equity and cash awards were treated as follows:

Grant Year	Award Type	Vesting Period	Treatment in the Separation
2007- 2008	Stock Options	Fully vested	Remained as RRD stock options
2009- 2012		Fully vested	Converted to stock options in all 3 spin companies at agreed upon exchange rate
2013	Cash LTI	25% per year	Award will pay at vesting from company where employee lands (future employer approach)
	Cash Retention	March 2, 2017	Amended award agreements to allow unvested award to be paid in full upon termination without cause; award will pay at vesting using future employer approach
	RSUs	25% per year	Any tranches left to vest will vest in stock of all 3 companies (basket approach) at agreed upon exchange rate
2014	Cash LTI	25% per year	Award will pay at vesting using future employer approach
	Cash Retention	January 1, 2017	Award agreements amended to allow unvested award to be paid in full upon termination without cause; award will pay at vesting using future employer approach
	RSUs	25% per year	Any tranches left to vest will vest using the basket approach at agreed upon exchange rate
	PSUs	Q1 2017	Truncate and measure performance as of the date of the Separation; post-Separation will time vest using basket approach at agreed upon exchange rate
2015	Cash LTI	March 2, 2018	Award will pay using future employer approach
	RSUs	March 2, 2018	Vests using future employer approach
	PSUs	Q1 2018	Truncated and measured performance as of the date of the Separation; post-Separation will time vest using future employer approach
2016	Cash LTI	March 2, 2019	Award will pay using future employer approach
	RSUs	March 2, 2019	Vests using future employer approach

The exercise price and number of shares subject to each option were adjusted pursuant to the formula proscribed by the Separation and Distribution Agreement (as defined in Certain Relationships and Related Party Transactions) in order to preserve the aggregate intrinsic value (that is, the difference between the exercise price of the option and the market price of the shares for which the option may be exercised) of the converted options immediately after the Separation to be the same as the intrinsic value of the RRD options immediately prior to the Separation.

All PSU and RSU awards were converted into RSU awards of LSC, RRD and Donnelley Financial common stock, as applicable, pursuant to a formula provided by the Separation and Distribution Agreement in order to preserve the aggregate intrinsic value of the original award, as measured immediately before and immediately after the Separation.

All equity and cash awards remain subject to the same terms and conditions (including with respect to vesting) immediately following the date of the Separation as applicable to the corresponding RRD award immediately prior to the date of the Separation, except that awards that were originally RRD PSU awards remained subject to only time-based vesting for the remainder of the applicable performance period following the date of the Separation.

Following the date of the Separation, the RRD HR Committee determined the achievement level of the performance conditions on the PSUs. The achievement level for PSU awards granted in 2014 was 96% of the

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COMPENSATION DISCUSSION & ANALYSIS

performance target, which equated to a 90% payout level. The achievement level for PSU awards granted in 2015 was 82.1% of the performance target and, with an organic revenue growth modifier applied, equated to a 54.1% payout level.

RRD Pre-Separation Benefit Programs

Pre-Separation RRD benefit programs were established based upon an assessment of competitive market factors and a determination of what was needed to retain high-caliber executives. RRD’s primary benefits for executives included participation in RRD’s broad-based plans at the same benefit levels as other employees. These plans included: retirement plans, savings plans, RRD’s health and dental plans and various insurance plans, including disability and life insurance.

RRD also provided certain executives, including certain of the Pre-Separation NEOs and certain of our NEOs, the following benefits:

+

Supplemental Retirement Plan: RRD provided a supplemental retirement plan to eligible executives. This supplemental retirement plan takes into account compensation above limits imposed by the tax laws and is similar to programs found at many of the companies RRD competes with for talent. This benefit is available to all highly paid RRD executives, including the Pre-Separation NEOs and certain of our NEOs. As of the date of the Separation, approximately 1,109 (active and inactive) employees are covered by this plan.

+

Pension Plan: RRD froze its Qualified Retirement Plans (pension plans) as of December 31, 2011, therefore, generally no additional benefits will accrue under such plans or the related supplemental retirement plan.

+

Supplemental Insurance: Additional life and disability insurance was provided to enhance the value of RRD’s overall compensation program. The premium cost for these additional benefits is included as taxable income for the NEOs and there is no tax gross-up on this benefit.

+	Deferred Compensation Plan: The opportunity to defer receiving income and therefore defer taxation on that income, until either a number of years chosen by the executive or termination of employment.

+

Financial Counseling: Reimbursement of expenses for financial counseling to provide eligible executives with access to an independent financial advisor of their choice. The cost of these services, if utilized, was included as taxable income for the applicable NEO and there was no tax gross-up on this benefit.

+

Automobile Program: A monthly automobile allowance which provided eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. This allowance was included as taxable income to the applicable NEO and there was no tax gross-up on this benefit.

+

RRD Airplane: Pre-Separation, RRD had a fractional ownership interest in a private plane. In 2016, there was no personal use of the plane by the NEOs. See Executive Compensation—Summary Compensation Table for more information.

RRD Pre-Separation Tax Deductibility Policy

The RRD HR Committee considered the deductibility of compensation for federal income tax purposes in the design of RRD’s pre-Separation programs. While RRD generally sought to maintain the deductibility of the incentive compensation paid to its executive officers, the RRD HR Committee retained the flexibility necessary to provide cash and equity compensation in line with competitive practices, its guiding principles, and the best interests of RRD stockholders even if these amounts are not fully tax deductible.

The 2016 AIP threshold target was based on consolidated revenue and established a multiplier for each Pre-Separation NEO (for the President/CEO and Chief Operating Officer, 5x base salary; and for the other Pre-Separation NEOs, 3x base salary) for tax deductibility purposes under Section 162(m) of the Internal Revenue Code. These award pools were the absolute maximum limitations on the dollar value of awards earned. The RRD HR Committee then exercised negative discretion to reduce the amount of the pre-Separation

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COMPENSATION DISCUSSION & ANALYSIS

AIP award for each Pre-Separation NEO and determined the actual annual cash incentive payouts, guided by its consideration of the performance of RRD against the financial threshold (for 2016, non-GAAP reported EBITDA) and individual performance objectives.

Pre-Separation Operation of the RRD Human Resources Committee

The RRD HR Committee established and monitored RRD’s overall compensation strategy to ensure that executive compensation supported the business objectives and specifically established the compensation of the CEO, other senior officers and key management employees. The RRD HR Committee did not administer the employee benefit plans, nor did it have direct jurisdiction over them, but it reviewed the employee benefit plans so as to have a better understanding of the overall compensation structure of RRD. In carrying out its responsibilities, the RRD HR Committee, with assistance from its compensation consultant, Willis Towers Watson, reviewed and determined the compensation (including salary, annual incentive, long-term incentives and other benefits) of RRD’s executive officers, including the Pre-Separation NEOs. Management, including RRD’s executive officers, developed preliminary recommendations regarding compensation matters with respect to the executive officers other than the CEO for RRD HR Committee review. The RRD HR Committee then reviewed management’s preliminary recommendations and made final compensation decisions.

Pre-Separation Role of the RRD Compensation Consultant

Compensation of executive officers was overseen by the RRD HR Committee, which engaged Willis Towers Watson as its executive compensation consultant to provide objective analysis, advice and recommendations on executive officer compensation and related matters in connection with the RRD HR Committee’s decision-making process. In addition, and related to the Separation, the RRD HR Committee considered the many compensation program changes and transitions that needed to occur as a result of creating three independent public companies and requested that Willis Towers Watson conduct a special review of decisions that were made over the course of 2016 with regard to the Separation. Willis Towers Watson regularly attended RRD HR Committee meetings and reported directly to the RRD HR Committee, not to management, on matters relating to compensation for the executive officers and for directors.

Willis Towers Watson provided additional services to RRD pre-Separation not under the direction of the RRD HR Committee, which services were pre-approved by the RRD HR Committee. The RRD HR Committee reviewed the work and services provided by Willis Towers Watson and it determined that (a) such services were provided on an independent basis and (b) no conflicts of interest existed. Factors considered by the RRD HR Committee in its assessment included:

+	Other services provided to RRD by Willis Towers Watson;

+	Fees paid by RRD as a percentage of Willis Towers Watson’s total revenue;

+	Willis Towers Watson’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide these other services;

+	Any business or personal relationships between individual consultants involved in the engagement and RRD HR Committee members;

+	Whether any RRD stock was owned by individual consultants involved in the engagement; and

+	Any business or personal relationships between RRD’s executive officers and Willis Towers Watson or the individual consultants involved in the engagement.

Pre-Separation Risk Assessment

In 2016, the RRD HR Committee, with the assistance of Willis Towers Watson, reviewed and evaluated RRD’s executive and employee compensation practices and concluded, based on this review, that any risks associated with such practices were not likely to have a material adverse effect on RRD. The determination primarily took

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COMPENSATION DISCUSSION & ANALYSIS

into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, possibility that the plan designs could be structured in ways that might encourage gamesmanship, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the RRD HR Committee’s oversight of all executive compensation programs.

Pre-Separation Role of RRD Management

RRD management, including the pre-Separation CEO, developed preliminary recommendations regarding compensation matters with respect to all RRD executive officers, other than the CEO, and provided these recommendations to the RRD HR Committee, which made the final decisions, with advice from Willis Towers Watson, as appropriate. The management team was responsible for the administration of the compensation programs once RRD HR Committee decisions were finalized.

LSC POST-SEPARATION COMPENSATION PROGRAM

Compensation of executive officers is overseen by the LSC HR Committee. The following discussion describes the practices and policies implemented by the LSC HR Committee following the date of the Separation with respect to the NEOs’ post-Separation compensation for 2016. Other than as described below, the LSC HR Committee determined to continue the executive compensation program for the remainder of 2016 with the same elements as RRD’s executive compensation program and will establish objectives and/or elements for the program for 2017 and forward as needed. The executive compensation program at LSC is designed to strike an appropriate balance between aligning stockholder interests, rewarding its executives for strong performance, ensuring long-term success and retaining its key executive talent.

The LSC HR Committee engaged Willis Towers Watson as its executive compensation consultant to provide objective analysis, advice and recommendations on 2016 post-Separation executive officer pay in connection with the LSC HR Committee’s decision-making process.

LSC Post-Separation Compensation Philosophy

Post-Separation, the LSC HR Committee adopted the following compensation philosophy to guide its compensation decisions:

+	compensation programs should be simple, equitable and transparent;

+	the compensation program framework should support and reinforce the business strategy and encourage collaboration, as appropriate;

+

rewards policies and plans should effectively attract and retain critical industry talent by targeting total compensation and underlying pay elements at the 50th percentile of the external market and provide the opportunity to earn compensation above the 50th percentile of the market if superior performance results are achieved, taking into account tenure and affordability;

+	external market should acknowledge that talent is likely to come from a wide spectrum of industries;

+	incentive plans should have performance linkages to financial and operational results;

+	there should be clear line-of-sight in the annual incentive plan to financial and operational objectives incorporating a limited number of metrics;

+	equity should be recognized as a valuable resource that will be allocated based on employee level, contribution/performance and potential;

+	incentive design should consider the industry nature (cyclical dynamics, etc.) of the Company’s operations and the impact of external market conditions; and

+	perquisites and other non-performance reward elements should be limited.

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COMPENSATION DISCUSSION & ANALYSIS

LSC Post-Separation Compensation Best Practices

Consistent with its compensation philosophy, LSC has adopted the following compensation best practices:

+	the LSC HR Committee has determined that any future executive officer agreements will not include any gross-up for excise taxes;

+

overall compensation levels targeted at market survey and, where available, peer group target medians, with a range of opportunity to reward strong performance and withhold rewards when objectives are not achieved;

+	equity plans do not permit option repricing or option grants below fair market value;

+	no tax gross-ups on any supplemental benefits or perquisites;

+

policy that prohibits employees, directors and certain of their family members from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to LSC stock;

+	no payment or accrual of dividends on PSUs or RSUs;

+	limited perquisites provided to executive officers;

+	clawback policy covering all executive officers;

+	the LSC HR Committee hired Willis Towers Watson as its executive compensation consultant because of their expertise and years of experience; and

+	meaningful stock ownership requirements for senior management including executive officers to further strengthen the alignment of management and stockholder interests.

2016 Post-Separation LSC Peer Group

Willis Towers Watson assisted the LSC HR Committee in undertaking the creation of a peer group for LSC. The primary focus of this process was on industrial companies of generally similar or larger size, complexity and scope rather than companies only in LSC’s industry, since LSC is significantly larger than many of its direct competitors and the markets for talent are necessarily broader. Willis Towers Watson’s analysis looked at companies in comparable industries and of a size of revenue between  1/2x to 2x the size of LSC’s revenue. The LSC HR Committee, with input from the management team, suggested changes to the broad group that was presented and the LSC HR Committee finalized the companies in the group. The resulting peer group is comprised of the following 23 companies:

ACCO Brands Corporation	Albemarle Corporation	Ashland, Inc.
Avery Dennison Corporation	Bemis Company, Inc.	Cenveo, Inc.
Domtar Corporation	Essendant, Inc.	Gannett & Co.
Graphic Packaging Holding Company	KapStone Paper and Packaging Corporation	Owens-Illinois, Inc.
Packaging Corporation of America	Pitney Bowes, Inc.	PolyOne Corporation
Quad/Graphics, Inc.	Sealed Air Corporation	Silgan Holdings, Inc.
Sonoco Products Co.	Time, Inc.	Transcontinental, Inc.
W. R. Grace & Co.	West Corporation

LSC Post-Separation Compensation Decisions

The compensation philosophy and structure of the program were applied consistently to all NEOs. Total compensation was targeted at the 50th percentile of peer group data, when available for a position, and by market survey data. Any differences in compensation levels that exist among the NEOs are primarily due to differences in market practices for similar positions, the responsibility, scope and complexity of the NEO’s role at LSC, certain pre-Separation compensation arrangements, factors related to a newly hired or promoted executive officer and/or the performance of individual executives.

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COMPENSATION DISCUSSION & ANALYSIS

Base Salary

Base salaries for each executive officer were set considering:

+	each executive’s role and responsibilities at the time he or she joined LSC or their employment agreements were negotiated;

+	the skills and future potential of the individual with LSC; and

+	salary levels for similar positions in LSC’s market survey data and, when available for a position, peer group data.

In general, base salary is intended to be the smallest component of the overall compensation package, assuming that LSC was achieving or exceeding targeted performance levels for its incentive programs.

Following the Separation, the LSC HR Committee approved an increase to Ms. Bettman’s salary to $540,000, Mr. Coxhead’s salary to $540,000 and Mr. Lane’s salary to $400,000 to bring such NEOs into the desired competitive positioning as set forth in the compensation philosophy.

Stub Period Incentive Plan

Awards to the NEOs were based on performance against the corporate financial targets for the three-month period after the Separation (October 1, 2016 to December 31, 2016) (the “Stub Period”). Additional individual performance goals were not set for the Stub Period as the goals set under the RRD AIP were full year goals. Stub Period AIP targets for Mr. Quinlan and Ms. Bettman were 150%, for Messrs. Coxhead and Lane, 100% and for Mr. Hansen, 75% of base salary.

The corporate financial target under the AIP for the Stub Period was set by the LSC HR Committee following the presentation of projected results for such period to the LSC Board. The target for the Stub Period was non-GAAP reported EBITDA of $96 million, which is defined as net earnings attributable to LSC common stockholders adjusted for income attributable to non-controlling interests, income taxes, interest expense, investment and other income, depreciation and amortization, restructurings and impairments, acquisition-related expenses and certain other charges or credits.

The Stub Period performance payout curve was structured as follows:

+	Payout starts at 90% of the corporate financial target, with an AIP payout of 10%;

+	Payouts scale upward from 10% to 100%, with the corporate financial target needing to be attained to fund at 100%; and

+	Performance at 110% of the corporate financial target results in an AIP payout at 150%.

The LSC HR Committee reviewed LSC’s post-Separation results and performance against the corporate financial target. As a result, and consistent with LSC’s pay-for-performance philosophy, the LSC HR Committee confirmed the Company did not achieve 90% of the corporate financial target so that there was no payout under the AIP for the Stub Period.

Long-Term Incentive Program

The LSC HR Committee determined that it was important in connection with the Separation to grant to a limited group of executives, which included the NEOs, a one-time, non-recurring “Founders’ Award” to provide incentive for the long-term retention of the executives, align such executives’ interests with new stockholder interests, and allow participants to share in post-Separation gains in LSC value. These Founders’ Awards were in the form of restricted stock awards and granted on the date of the Separation by the new LSC HR Committee. Among other considerations, to ensure consistency with the Company’s compensation philosophy, the LSC HR Committee reviewed the following factors in determining the Founders’ Awards: competitive practices relative to other corporate spin-off companies; market data on the size of the awards as a range of percentage of salary; and the roles and positions of each participant. The LSC HR Committee also determined at the time of the grant of the Founders’ Awards that, in consideration of his Founders’ Award, the CEO would not be eligible for a grant under the long-term incentive program in 2017.

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COMPENSATION DISCUSSION & ANALYSIS

In keeping with the Company’s pay-for-performance philosophy, the LSC HR Committee desired to have a performance condition on the Founders’ Awards for the NEOs such that a substantial percentage of compensation is performance-based. While at the Separation date historical performance data on the Company was lacking, the LSC HR Committee set a performance target for the NEOs, which the Committee determined was challenging but achievable, of non-GAAP EBITDA greater than $250 million to be met in any of the three 12-month periods beginning on the October 1, 2016 grant date. In addition to being subject to the achievement of the performance target, the awards are also subject to time-based vesting and will vest  1/3 on each anniversary of the grant date. Both the performance-based vesting and the time-based vesting must be met for the restrictions on the restricted stock to vest. All shares are forfeited if the performance target is not met. Restricted stock awards accrue dividends which are payable only upon vesting.

LSC Post-Separation Benefit Programs

Post-Separation LSC benefit programs were established based upon an assessment of competitive market factors and a determination of what is needed to retain high-caliber executives. LSC’s primary benefits for executives include participation in LSC’s broad-based plans at the same benefit levels as other employees. These plans include: retirement plans, savings plans, LSC’s health and dental plans and various insurance plans, including disability and life insurance.

LSC also provides certain executives, including certain of the NEOs, the following benefits:

+

Supplemental Retirement Plan: LSC provides a supplemental retirement plan to eligible executives. This supplemental retirement plan takes into account compensation above limits imposed by the tax laws and is similar to programs found at many of the companies LSC competes with for talent. This benefit is available to all highly paid LSC executives, including the NEOs. Approximately 601 (active and inactive) employees are covered by this plan. Because RRD froze the Qualified Retirement Plans as of December 31, 2011, generally no additional benefits will accrue under such plans or the related supplemental retirement plan.

+

Supplemental Insurance: Additional life and disability insurance is provided to enhance the value of LSC’s overall compensation program. The premium cost for these additional benefits is included as taxable income for certain NEOs and there is no tax gross-up on this benefit.

+

Deferred Compensation Plan: Prior to the Separation, RRD provided executives the opportunity to defer receiving income and therefore defer taxation on that income, until either a number of years chosen by the executive or termination of employment. Following the Separation, each executive’s balance in the plan, deferral elections and investment option elections followed them to their Separation company. Post-Separation, LSC’s plan is not accepting additional deferrals.

+

Financial Counseling: Reimbursement of expenses for financial counseling services to provide certain NEOs access to an independent financial advisor of their choice. The cost of these services, if utilized, is included as taxable income for the NEOs and there is no tax gross-up on this benefit.

+

Automobile Program: A monthly automobile allowance which provides eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. This allowance is included as taxable income for certain NEOs and there is no tax gross-up on this benefit.

+	LSC Airplane: LSC has a fractional ownership interest in a private plane. In 2016, there was no personal use of the plane.

LSC Post-Separation Tax Deductibility Policy

The LSC HR Committee considered the deductibility of compensation for federal income tax purposes in the design of LSC’s post-Separation compensation programs. While LSC generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers, the LSC HR Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy, and the best interests of LSC stockholders even if these amounts are not fully tax deductible.

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COMPENSATION DISCUSSION & ANALYSIS

The Founders’ Awards under the long-term incentive program were based on a performance threshold (for the NEOs) for tax deductibility purposes under Section 162(m) of the Internal Revenue Code.

Post-Separation Operation of the LSC HR Committee

The LSC HR Committee establishes and monitors LSC’s overall compensation strategy to ensure that executive compensation supports the Company’s business objectives and specifically establishes the compensation of the CEO, other senior officers and key management employees. The LSC HR Committee does not administer the employee benefit plans, nor does it have direct jurisdiction over them, but does review the employee benefit plans so as to have a better understanding of the overall compensation structure of LSC. In carrying out its responsibilities, the LSC HR Committee, with assistance from its compensation consultant, Willis Towers Watson, reviews and determines the compensation (including salary, annual incentive, long-term incentives and other benefits) of LSC’s executive officers, including the NEOs. Management, including LSC’s executive officers, develops preliminary recommendations regarding compensation matters with respect to the executive officers other than the CEO for LSC HR Committee review. The LSC HR Committee then reviews management’s preliminary recommendations and makes final compensation decisions for LSC’s executive officers.

Post-Separation Role of the LSC Compensation Consultant

The LSC HR Committee retained Willis Towers Watson as of the date of the Separation as its outside compensation consultant to advise the LSC HR Committee on executive officer compensation and related matters in connection with the LSC HR Committee’s decision-making process. Willis Towers Watson regularly attends LSC HR Committee meetings and reports directly to the LSC HR Committee, not to management, on matters relating to compensation for the executive officers and for directors.

Willis Towers Watson provided additional services to LSC post-Separation not under the direction of the LSC HR Committee, which services were pre-approved by the LSC HR Committee. The LSC HR Committee reviewed the work and services proposed to be provided by Willis Towers Watson post-Separation and it determined that (a) such services were provided on an independent basis and (b) no conflicts of interest existed. Factors considered by the LSC HR Committee in its assessment included:

+	Other services provided to LSC by Willis Towers Watson;

+	Fees paid by LSC as a percentage of Willis Towers Watson’s total revenue;

+	Willis Towers Watson’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide these other services;

+	Any business or personal relationships between individual consultants involved in the engagement and LSC HR Committee members;

+	Whether any LSC stock is owned by individual consultants involved in the engagement; and

+	Any business or personal relationships between LSC’s executive officers and Willis Towers Watson or the individual consultants involved in the engagement.

Post-Separation Risk Assessment

Following the Separation, the LSC HR Committee, with the assistance of Willis Towers Watson, reviewed and evaluated LSC’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on LSC. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, possibility that the plan designs could be structured in ways that might encourage gamesmanship, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the LSC HR Committee’s oversight of all executive compensation programs.

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COMPENSATION DISCUSSION & ANALYSIS

Post-Separation Role of LSC Management

LSC management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the LSC HR Committee, which makes the final decisions, with advice from Willis Towers Watson, as appropriate. The management team is responsible for the administration of the compensation programs once LSC HR Committee decisions are finalized.

LSC STOCK OWNERSHIP GUIDELINES

The LSC HR Committee has established stock ownership guidelines for all NEOs and certain other executives. These guidelines are designed to encourage LSC’s executives to have a meaningful equity ownership in LSC, and thereby link their interests with those of its stockholders. These stock ownership guidelines provide that, within three years of becoming an executive, each executive must own (by way of shares owned outright, shares owned through LSC’s 401(k) Plan and shares of unvested restricted stock and unvested RSUs, but not including unexercised stock options or PSUs) shares of LSC common stock with a value of 5x base salary for the CEO, 3x base salary for the NEOs other than the CEO and 1x base salary for all other executives covered by the guidelines. In the event an executive does not achieve or make progress toward the required stock ownership level, the LSC HR Committee has the discretion to take appropriate action. As of March 1, 2017, all of our NEOs had met or exceeded or have made appropriate progress toward their ownership guidelines.

LSC POST-SEPARATION STOCKHOLDER OUTREACH

LSC plans to meet with and engage stockholders about various corporate governance topics including executive compensation. Given the timing of the Separation, LSC has not yet been able to engage in such meetings, but plans to meet with significant institutional investors, to, among other things, gather additional feedback on LSC’s compensation programs.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee, on behalf of the Board, establishes and monitors LSC’s overall compensation strategy to ensure that executive compensation supports the Company’s business objectives. In fulfilling its oversight responsibilities, the Human Resources Committee reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement.

In reliance on the review and discussions referred to above, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in LSC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and LSC’s proxy statement to be filed in connection with the Company’s 2017 Annual Meeting of Stockholders.

Human Resources Committee

Francis J. Jules, Chairman

M. Shân Atkins

Thomas F. O’Toole

Douglas W. Stotlar

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer and the three most highly compensated executive officers (other than the principal executive officer and principal financial officer) (the “NEOs”) as of December 31, 2016.

Prior to the Separation, Messrs. Quinlan and Coxhead and Ms. Bettman were Pre-Separation NEOs and therefore information regarding their compensation for 2015 is included in the table below. Messrs. Hansen and Lane were not named executive officers of RRD, nor in the same position at RRD, and therefore no 2015 compensation information for them is reported in the table below. The information set forth below for Messrs. Quinlan and Coxhead and Ms. Bettman with respect to the year ended December 31, 2015 is historical RRD compensation which has been provided by, or derived from information provided by, RRD and reflects compensation earned for services rendered to RRD. The information set forth below with respect to the year ended December 31, 2016 for all NEOs includes compensation received from RRD prior to the Separation combined with compensation received from LSC following the Separation and our spin-off from RRD (the “Spin”).

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)	All Other Compensation ($) (i)		Total ($) (j)
Thomas J. Quinlan III President, CEO and Chairman(8)	2016	1,200,000	—	11,149,766	—	162,000	64,820	32,763	(5)	12,609,349
	2015	1,183,333	—	6,420,138	—	340,200	—	31,844		7,975,515
Suzanne S. Bettman Chief Administrative Officer and General Counsel(9)	2016	509,999	725,000	1,850,252	—	72,900	30,449	31,498	(6)	3,220,098
	2015	458,333	225,000	921,488	—	141,750	—	35,502		1,782,073
Andrew B. Coxhead Chief Financial Officer(10)	2016	378,750	458,333	1,003,351	—	48,600	8,522	0		1,897,556
	2015	325,000	133,333	355,011	—	61,425	—	0		874,769
Kent A. Hansen Chief Accounting Officer and Controller(11)	2016	91,761	100,000	284,982	—	6,348	—	0		483,091
Richard T. Lane Chief Strategy Officer	2016	385,000	146,643	684,379	—	36,000	30,213	12,293	(7)	1,294,528
1	The amounts shown in this column for 2016 consist of (a) deferred cash awards granted under the RRD 2012 Performance Incentive Plan (the “RRD PIP”) in March 2014, of which one-third vested on January 1, 2016 in the following amounts: $225,000 for Ms. Bettman, $133,333 for Mr. Coxhead and $71,643 for Mr. Lane; (b) a signing bonus for Mr. Hansen in the amount of $100,000; (c) Spin Cost Reduction Incentive Bonuses paid in the following amounts: Ms. Bettman, $500,000 and Mr. Coxhead, $325,000 and (d) a discretionary Spin Retention Bonus paid upon completion of the Spin to Mr. Lane in the amount of $75,000.

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EXECUTIVE COMPENSATION

2	The amounts shown in this column constitute the aggregate grant date fair value of restricted stock units (“RSUs”) granted during the fiscal year under the RRD PIP and of founders’ awards in the form of restricted stock awards (the “Founders’ Awards”) granted during the 2016 fiscal year under the LSC 2016 Performance Incentive Plan (the “LSC PIP”). The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). See Note 17 to the Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See the Outstanding Equity Awards at Fiscal Year-End Table. The NEOs were granted awards with the following grant date fair values:

Type of Award	Thomas Quinlan	Suzanne Bettman	Andrew Coxhead	Kent Hansen	Richard Lane
RRD RSUs	$6,444,766	$900,312	$355,359	—	$284,390
LSC Founders’ Awards	$4,705,000	$949,940	$647,992	$284,982	$399,989

3	The amounts shown in this column constitute payments made under RRD’s Annual Incentive Plan (the “RRD AIP”), which is a subplan of the RRD PIP. At the outset of each year, RRD’s HR Committee sets performance criteria that are used to determine whether and to what extent the NEOs will receive payments under the RRD AIP. No amounts were paid by LSC under the Stub Period AIP (as defined below). See Compensation Discussion and Analysis for further information on the 2016 payments.

4	The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the NEO’s benefits under our pension plans and supplemental pension plans.

5	This amount includes the value of the following: (a) interest of $9,133 (calculated at the prime interest rate) in the aggregate that was contributed by LSC in 2016 to Mr. Quinlan’s Supplemental Executive Retirement Plan-B account, (b) a corporate automobile allowance of $16,800, (c) supplemental life insurance premium paid by LSC of $2,290, and (d) supplemental disability insurance premium paid by LSC of $4,540. LSC does not provide a tax gross-up on these benefits.

6	This amount includes the value of the following: (a) a corporate automobile allowance of $16,800, (b) reimbursement for personal tax/financial advice of $8,640, (c) supplemental life insurance premium paid by LSC of $1,690, and (d) supplemental disability insurance premium paid by LSC of $4,368. LSC does not provide a tax gross-up on these benefits.

7	This amount consists of reimbursement by LSC for monthly dues and business entertainment expenses for Mr. Lane’s individual country club membership.

8	Mr. Quinlan served as President and Chief Executive Officer of RRD until September 30, 2016 and assumed the responsibilities of President, Chief Executive Officer and Chairman of LSC at the time of the Spin.

9	Ms. Bettman served as Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of RRD until September 30, 2016 and assumed the responsibilities of Chief Administrative Officer and General Counsel of LSC at the time of the Spin.

10	Mr. Coxhead served as Senior Vice President, Chief Accounting Officer of RRD until September 30, 2016 and assumed the responsibilities of Chief Financial Officer of LSC at the time of the Spin.

11	Mr. Hansen was hired on September 6, 2016 and assumed the responsibilities of Chief Accounting Officer and Controller of LSC at the time of the Spin.

GRANTS OF PLAN-BASED AWARDS

The table below shows additional information regarding awards granted during the year ended December 31, 2016 under RRD’s and LSC’s performance incentive plans, including (i) the threshold, target and maximum level of annual cash incentive awards for the NEOs for performance during 2016, as established by the RRD HR Committee in February 2016 under the RRD AIP and as established by the LSC HR Committee in October 2016 under the LSC Annual Incentive Plan for the post-Spin period (the “Stub Period AIP”), (ii) the Founders’ Awards granted in October 2016 under the LSC PIP and (iii) restricted stock unit awards (“RSUs”) granted in February 2016 under the RRD PIP. See Compensation Discussion and Analysis — RRD Pre-Separation Compensation Program — Treatment of RRD Equity and Cash Awards in Connection with the Separation for a more detailed discussion of the impact on certain of the awards discussed in the following table.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards(1)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(2)	Grant Date Fair Value of Stock and Option Awards ($)(l)(3)
Name (a)	Grant Date (b)	Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)		Target (#) (g)
Thomas Quinlan	—	135,000	(4)	1,350,000	(4)	2,025,000	(4)	—	—	—
	—	45,000	(5)	450,000	(5)	675,000	(5)	—	—	—
	2/29/16	—		—		—		—	251,876	6,444,766
	10/1/16	—		—		—		179,148	—	4,705,000
Suzanne Bettman	—	60,750	(4)	607,500	(4)	911,250	(4)	—	—	—
	—	20,250	(5)	202,500	(5)	303,750	(5)	—	—	—
	2/29/16	—		—		—		—	35,186	900,312
	10/1/16	—		—		—		36,170	—	949,940
Andrew Coxhead	—	40,500	(4)	405,000	(4)	607,500	(4)	—	—	—
	—	13,500	(5)	135,000	(5)	202,500	(5)	—	—	—
	2/29/16	—		—		—		—	13,888	355,359
	10/1/16	—		—		—		24,673	—	647,992
Kent Hansen	10/1/16	28,500	(5)	285,000	(5)	427,500	(5)	—	—	—
	—	—		—		—		10,851	—	284,982
Richard Lane	—	30,000	(4)	300,000	(4)	450,000	(4)	—	—	—
	—	10,000	(5)	100,000	(5)	150,000	(5)	—	—	—
	2/29/16	—		—		—		—	11,114	284,390
	10/1/16	—		—		—		15,230	—	399,989

1

Consists of Founders’ Awards which are earned for achieving a specified non-GAAP EBITDA target for any one of the three years in the three year period beginning October 1, 2016 and ending September 30, 2019. The Founders’ Awards are also subject to time-based vesting and will vest  1/3 on each anniversary of the grant date. Both the performance-based vesting and the time-based vesting must be met for the Founders’ Awards to vest. See Compensation Discussion and Analysis for further information on the Founders’ Awards and Potential Payments Upon Termination or Change in Control.

2	Consists of restricted stock units originally awarded under the RRD PIP and converted into LSC RSUs in connection with the Spin. Each RSU is equivalent to one share of Company common stock. The original, pre-Spin number of RRD RSUs awarded to each NEO prior to conversion to LSC RSUs in connection with the Spin are as follows: Mr. Quinlan, 500,370; Ms. Bettman, 69,900; Mr. Coxhead, 27,590 and Mr. Lane, 22,080. The awards vest in full on the third anniversary of the grant date. See Potential Payments Upon Termination or Change in Control.

3	Grant date fair value with respect to the Founders’ Awards and the RSUs is determined in accordance with ASC Topic 718. See Note 17 to the Consolidated and Combined Financial Statements included in the LSC Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Outstanding Equity Awards at Fiscal Year-End for further information on these awards.

4	Consists of potential payouts under the RRD AIP pro rated for the pre-Spin period beginning on January 1, 2016 and ending on September 30, 2016, calculated based on the NEO’s salary as of December 31, 2016 and AIP target as of the date of the Spin. The amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

5	Consists of potential payouts under the Stub AIP for post-Spin performance for the period beginning on October 1, 2016 and ending on December 31, 2016, calculated based on the NEO’s salary as of December 31, 2016 and AIP target as of the date of the Spin. The amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below shows (i) each grant of stock options of LSC that are unexercised and outstanding and (ii) the aggregate number of unvested LSC restricted stock units and shares of unvested LSC restricted stock outstanding for the NEOs as of December 30, 2016 (the last trading day of the year). See — Compensation Discussion and Analysis — Treatment of RRD Equity and Cash Awards in Connection with the Separation for a discussion of the impact of the Spin on the awards discussed in the following table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)(4)
Thomas Quinlan(5)	44,500	—	26.29	3/1/2022	—	—	—	—
	25,500	—	36.99	2/27/2021	—	—	—	—
	37,500	—	39.52	2/25/2020	—	—	—	—
	118,750	—	14.09	3/1/2019	—	—	—	—
					421,340	12,505,371
							179,148	5,317,112
Suzanne Bettman	—	—	—	—	60,517	1,796,145	36,170	1,073,525
Andrew Coxhead	—	—	—	—	23,679	702,793	24,673	732,294
Kent Hansen	—	—	—	—	—	—	10,851	322,057
Richard Lane	—	—	—	—	21,608	641,325	15,230	452,026

Note:	Multiple awards have been aggregated where the expiration date and the exercise price of the instruments are identical.

1	The following table provides information with respect to the vesting of each NEO’s outstanding unvested LSC RSUs over shares of LSC common stock that are set forth in the above table. Also includes performance share units (“PSUs”) granted by RRD for which performance through September 30, 2016 was certified by the RRD HR Committee and converted to LSC RSUs subject to time-based vesting in connection with the Spin.

Vesting Date	Thomas Quinlan	Suzanne Bettman	Andrew Coxhead	Kent Hansen	Richard Lane
3/2/2017*	15,000	3,155	1,249	—	1,820
12/31/2017**	52,253	7,500	2,889	—	1,229
3/2/2018***	102,211	14,676	5,653	—	7,445
3/2/2019	251,876	35,186	13,888	—	11,114

*	NEOs also received the following number of RRD and DFS RSUs, respectively, in connection with the equity conversions in the Spin that vested on March 2, 2017: Mr. Quinlan, 40,000 and 15,000; Ms. Bettman, 8,416 and 3,155; Mr. Coxhead, 3,333 and 1,249 and Mr. Lane, 4,856, and 1,820.

**	Represents PSUs granted by RRD in 2015 for which performance through September 30, 2016 was certified by the RRD HR Committee (with performance achievement of 54.1% of target) and converted to LSC RSUs subject to time-based vesting on December 31, 2017.

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EXECUTIVE COMPENSATION

***	NEOs also received the following number of RRD and DFS RSUs, respectively, in connection with the equity conversions in the Spin that will vest on March 2, 2018: Mr. Quinlan, 15,000 and 5,625; Ms. Bettman, 2,167 and 813; Mr. Coxhead, 833 and 313; and Mr. Lane, 1,671 and 627.

2	Assumes a closing price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year).

3

Consists of Founders’ Awards which are earned for achieving a specified non-GAAP EBITDA target for any one of the three years in the three year period beginning October 1, 2016 and ending September 30, 2019. The Founders’ Awards are also subject to time-based vesting and will vest  1/3 on each anniversary of the grant date. Both the performance-based vesting and the time-based vesting must be met for the Founders’ Awards to vest.

4	Assumes target performance achievement (100% payout of the Founders’ Awards) and a closing price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year).

5	Mr. Quinlan was previously granted RRD stock options that were adjusted and remained as options to purchase shares of RRD common stock as follows: (a) 254,460 shares underlying exercisable options at an exercise price of $52.05 and an option expiration date of February 28, 2018; and (b) 160,193 shares underlying exercisable options at an exercise price of $58.79 and an option expiration date of March 21, 2017.

OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding the value of options exercised and restricted stock, restricted stock units and performance share units vested during the year ended December 31, 2016. See Compensation Discussion and Analysis — RRD Pre-Separation Compensation Program — Treatment of RRD Equity and Cash Awards in Connection with the Separation for a discussion of the impact of the Spin on certain of the awards discussed in the following table.

OPTION EXERCISES AND STOCK VESTED TABLE

		Option Awards		Stock Awards
Name (a)	Stock	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Thomas Quinlan	RRD	N/A	N/A	142,750(1)	2,218,335(3)
	LSC	N/A	N/A	20,250(2)	601,020(4)
Suzanne Bettman	RRD	N/A	N/A	35,250(1)	547,785(3)
	LSC	N/A	N/A	2,925(2)	86,814(4)
Andrew Coxhead	RRD	N/A	N/A	16,250(1)	252,525(3)
	LSC	N/A	N/A	1,125(2)	33,390(4)
Kent Hansen	—	N/A	N/A	—	—
Richard Lane	RRD	N/A	N/A	19,569(1)	304,102(3)

1	Consists of shares of RRD common stock resulting from the vesting of RSUs on March 2, 2016 granted under the RRD equity plans prior to the Spin. Conversion of such RRD shares in connection with the Spin resulted in ownership of the following number of shares of common stock of LSC and DFS, respectively: Mr. Quinlan, 15,000 and 15,000; Ms. Bettman, 3,155 and 3,155; Mr. Coxhead, 1,249 and 1,249 and Mr. Lane, 1,820 and 1,820.

2	Consists of shares of LSC common stock resulting from the vesting of LSC RSUs that were issued to the NEOs in connection with the conversion of PSUs granted by RRD in 2014 (for which performance through September 30, 2016 was certified by the RRD HR Committee, with performance achievement of 90% of target) and converted to LSC RSUs subject to time-based vesting at the time of the Spin. The conversion of the 2014 RRD PSUs in connection with the Spin also resulted in the following number of RRD and DFS RSUs, respectively, that vested on December 31, 2016 for the following NEOs: Mr. Quinlan, 54,000 and 20,250; Ms. Bettman, 7,799 and 2,925; and Mr. Coxhead, 3,000 and 1,125.

3	Value realized on vesting of RRD RSUs is the fair market value on the date of vesting, based on the closing price of RRD common stock as reported by the NASDAQ Stock Market (RRD was a NASDAQ-listed company on the date of vesting), which was $15.54 on March 2, 2016.

4	Value realized on vesting of LSC RSUs is the fair market value on the date of vesting, based on the closing price of LSC common stock as reported by the NYSE. For LSC RSUs resulting from the conversion of 2014 RRD PSUs, reflects a price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year). The actual future value to be realized may differ from the amount shown based on the closing price of LSC common stock on the date the shares are actually delivered.

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EXECUTIVE COMPENSATION

PENSION BENEFITS

Generally, effective December 31, 2011, RRD froze benefit accruals under all of its then existing federal income tax qualified U.S. defined benefit pension plans (collectively referred to as the “RRD Qualified Retirement Plans”) that were still open to accruals. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the RRD Qualified Retirement Plans. Thereafter, the RRD Qualified Retirement Plans were merged into one RRD Qualified Retirement Plan and generally no new participants entered this plan. Before the RRD Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that generally included salary and annual cash bonus awards. The amount of annual earnings that may be considered in calculating benefits under a qualified pension plan is limited by law.

Defined benefit pension plans for LSC employees (collectively referred to as the “LSC Qualified Retirement Plans”), created to be substantially similar to those provided pre-Spin by RRD (including with respect to being frozen for future benefit accruals), were adopted in connection with the Spin. The assets and liabilities of LSC-allocated employees and certain former employees and retirees were transferred to, and assumed by, such LSC Qualified Retirement Plans. The LSC Qualified Retirement Plans are funded entirely by LSC with contributions made to a trust fund from which the benefits of participants are paid.

The U.S. Internal Revenue Code places limitations on pensions that can be accrued under tax qualified plans. Prior to being frozen, to the extent an employee’s pension would have accrued under a qualified retirement plan if it were not for such limitations, the additional benefits were accrued under an unfunded supplemental pension plan by RRD prior to the Spin (the “RRD SERP”) and following the Spin by LSC in an unfunded supplemental pension plan (the “LSC SERP”). The assets and liabilities of the RRD SERP related to LSC-allocated employees and certain former employees and retirees were transferred at the Spin to the LSC SERP. Prior to a change of control, the LSC SERP is unfunded and provides for payments to be made out of LSC’s general assets. Generally, no additional benefits will accrue under the LSC Qualified Retirement Plans or the related LSC SERP.

Some participants, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and surviving spouse or other named survivor.

See Note 14 to the Consolidated and Combined Financial Statements included in the LSC Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit under the LSC Qualified Retirement Plan and the LSC SERP set forth in the table below.

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EXECUTIVE COMPENSATION

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)(1)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Thomas Quinlan	Pension Plan	11	95,521	—
	SERP	11	669,327	—
Suzanne Bettman	Pension Plan	7	107,165	—
	SERP	7	258,031	—
Andrew Coxhead	Pension Plan	16	131,620	—
	SERP	16	50,669	—
Kent Hansen(2)	Pension Plan	—	—	—
	SERP	—	—	—
Richard Lane	Pension Plan	12	263,891	—
	SERP	12	197,878	—

1	The number of years of credited service was frozen effective December 31, 2011 when benefit accruals were frozen.

2	Mr. Hansen was hired after the RRD Qualified Retirement Plan was frozen, so he is not a participant in the LSC Qualified Retirement Plan or the LSC SERP and has no benefits thereunder.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to RRD’s Deferred Compensation Plan, participants were able to defer up to 50% of base salary and 90% of annual incentive bonus payments. Deferred amounts were credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive could change at any time. RRD did not make contributions to participants’ accounts under the RRD Deferred Compensation Plan in 2016.

In connection with the Spin, LSC created the LSC Deferred Compensation Plan which is substantially similar to the RRD Deferred Compensation Plan and the assets and liabilities of LSC-allocated employees and certain former employees and retirees were transferred to, and assumed by, the LSC Deferred Compensation Plan. Participants’ deferral elections continued through the end of the 2016 calendar year. LSC determined not to offer eligible employees the opportunity to make deferrals for 2017 and will determine, in its discretion, whether to offer eligible employees the opportunity to make deferrals in the future. LSC did not make any contributions to participants’ accounts under the LSC Deferred Compensation Plan in 2016.

Distributions generally are paid in a lump sum on the latter of the first day of the year following the year in which the NEO’s employment with LSC terminates or the six-month anniversary of such termination unless the participant elects that a distribution be made three years after a deferral under certain circumstances.

RRD’s Supplemental Retirement Plan-B (the “SERP-B”) was transferred to LSC in connection with the Separation. Under the SERP-B, participants could defer a portion of their regular earnings substantially equal to the difference between the amount that, in the absence of legislation limiting additions to the company’s savings plan, would have been allocated to an employee’s account as before-tax and matching contributions, minus the deferral amount actually allocated under the savings plan. Deferred amounts earn interest at the prime rate and such interest and distributions are paid in a lump sum upon the six-month anniversary of the termination of the participant’s employment. The SERP-B was frozen in 2004 and no additional amounts may be contributed by NEOs.

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EXECUTIVE COMPENSATION

The table below shows (i) the contributions made by each of the NEOs during the year ended December 31, 2016, (ii) aggregate earnings on each of the NEO’s account balance during the year ended December 31, 2016 and (iii) the account balance of each NEO as of December 31, 2016. The table also presents amounts deferred under the SERP-B.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)(1)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Thomas Quinlan
Deferred Compensation Plan	0	—	—	—	0
Supplemental Executive Retirement Plan-B	—	—	9,133	—	270,084
Andrew Coxhead
Deferred Compensation Plan	0	—	—	—	0
Suzanne Bettman
Deferred Compensation Plan	0	—	177,448	—	1,362,038
Kent Hansen
Deferred Compensation Plan	—	—	—	—	—
Richard Lane
Deferred Compensation Plan	0	—	10,271	—	438,606

1	Amounts in this column with respect to the Deferred Compensation Plan are not included in the Summary Compensation Table. Amounts in this column with respect to the SERP-B consist of contributed interest calculated at the prime interest rate on the NEO’s account balance and are included in the Summary Compensation Table.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes the payments that would have been received by the NEOs upon termination of employment at December 31, 2016. The amount of these payments would have depended upon the circumstances of termination, which include termination by LSC without Cause, termination by the employee for Good Reason, other voluntary termination by the employee, death, disability, or termination following a Change in Control of LSC (each as defined in the applicable employment agreement). The information in this section is based upon the employment arrangements as in effect as of December 31, 2016. This information is presented to illustrate the payments the NEOs would have received from LSC under the various termination scenarios. A description of the terms with respect to each of these types of terminations follows.

TERMINATION OTHER THAN AFTER A CHANGE IN CONTROL

The employment agreement for each NEO provides for payments of certain benefits, as described below, upon termination of employment. The NEO’s rights upon a termination of employment depend upon the circumstances of termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of ‘Cause’ and ‘Good Reason’ that are used in those agreements. For purposes of the employment agreements:

+

LSC has Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of applicable executives or the LSC Board, as applicable, committing an act materially injurious (monetarily or otherwise) to LSC or LSC’s subsidiaries, commission of a felony or other actions specified in the definition. Mr. Lane’s employment agreement does not contain a definition of Cause.

+

Mr. Quinlan and Ms. Bettman are said to have Good Reason to terminate employment (and thereby gain access to the benefits described below) if LSC assigns the NEO duties that represent a material diminution of his or her duties or responsibilities, reduces the NEO’s compensation, generally requires that the NEO’s principal office be located other than in or around Chicago, Illinois (for Ms. Bettman) or New York, New York (for Mr. Quinlan), or materially breaches the employment agreement. Messrs. Coxhead’s, Hansen’s and Lane’s employment agreements do not provide for rights upon termination for Good Reason.

The employment agreements for the NEOs require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against LSC and certain associated individuals and entities. The employment agreements also include non-compete and non-solicit provisions that would apply for a period of one to two years, as set forth in such NEO’s agreement, following the NEO’s termination of employment.

TERMINATION AFTER A CHANGE IN CONTROL

Mr. Quinlan and Ms. Bettman are entitled to certain tax gross-ups upon a termination after a Change in Control of LSC. Messrs. Coxhead, Hansen and Lane are not entitled to tax gross-ups upon a termination after a Change in Control of LSC.

As with the severance provisions described above, the rights to which the NEOs are entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and Good Reason are the same in this termination scenario as in a termination other than after a Change in Control.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENT OBLIGATIONS UNDER EMPLOYMENT AGREEMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables set forth LSC’s payment obligations under the employment agreements under the circumstances specified upon a termination of the employment of the NEOs or upon a Change in Control, assuming such termination occurred on December 31, 2016. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in Executive Compensation — Pension Benefits and Executive Compensation — Nonqualified Deferred Compensation.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination, termination after a Change in Control or after a Change in Control.

Disability or Death

All NEOs (other than Mr. Hansen, who was hired after the RRD pension plan was frozen) are entitled to pension benefits upon death or disability according to the terms of the LSC Qualified Retirement Plans. Mr. Quinlan’s and Ms. Bettman’s employment agreements provide that in the event of disability or death, in addition to payments under LSC’s disability benefits plan or life insurance program, as applicable and each as available to all salaried employees, such NEOs are entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by LSC for the NEO’s benefit. Pursuant to the terms of the RRD AIP (which terms governed both pre and post-Spin), each NEO is also entitled to his or her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid and as available to all salaried employees who participate in the plan. Additionally, all unvested equity awards held by each NEO will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

Equity Acceleration

Pursuant to the terms of their employment agreements, Mr. Quinlan and Ms. Bettman are entitled to immediate vesting of all outstanding equity awards in the event of any termination initiated by the NEO for Good Reason or termination initiated by LSC without Cause. Each NEO is generally entitled to immediate vesting of all outstanding equity awards upon a Change in Control (as defined in the applicable performance incentive plan) under the terms of such performance incentive plan, and may be entitled to a gross up payment, as described below. For all NEOs, all unvested equity awards are forfeited in the event of resignation other than for Good Reason or termination with Cause. Treatment of equity upon death or disability is discussed in Disability or Death above.

Value of accelerated RSUs and PSUs is the fair market value on the date of termination. Value of accelerated options is determined by subtracting the exercise price from the fair market value on the date of termination. For purposes of the following tables, fair market value is the closing price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year).

Health Care Benefits

Mr. Quinlan and Ms. Bettman’s employment agreements generally provide that, after resignation for Good Reason or termination without Cause, LSC will continue providing medical, dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination until the end date of an enumerated period following the NEO’s date of termination. For Mr. Quinlan, this period is 24 months after such resignation or termination before a Change in Control, and the last day of the second calendar year following the calendar year in which such termination occurs after a Change in Control. For Ms. Bettman, this period is 18 months after such resignation or termination (either before or after a Change in Control). Messrs. Coxhead’s and Lane’s employment agreements provide for group health plan continuation of coverage for 18 months subsidized to the active employee’s rates for the first 12 months after termination. Mr. Hansen’s

50      LSC COMMUNICATIONS, INC. | 2017 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

employment agreement does not provide for continuation of medical coverage following termination of employment. In the event of resignation other than for Good Reason or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described in Disability or Death above.

280G Tax Gross-Up

Upon a Change in Control of LSC, an NEO may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code with respect to payments that are treated as excess parachute payments under Section 280G. LSC has agreed to reimburse Mr. Quinlan and Ms. Bettman for all excise taxes that are imposed on the NEO under Section 4999 and any income and excise taxes that are payable by the NEO as a result of any reimbursements for such excise taxes. In the event, however, it is determined that the NEO is entitled to a reimbursement payment for such excise taxes, but that the Change in Control payments would not be subject to the excise tax if such payments were reduced by an amount that is less than 10% of the portion of the payments that would be treated as excess parachute payments under Section 280G, then the amounts payable to the NEO as Change in Control payments will be reduced to the maximum amount that could be paid to the NEO without giving rise to the excise tax.

The following tables assume that termination or any Change in Control took place on December 31, 2016.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Quinlan, the Company’s President and Chief Executive Officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash Severance:
Base Salary	2,400,000	(1)	0	3,600,000	(2)	0		—	(3)	—
Bonus	3,600,000	(1)	0	5,475,000	(2)	0		—	(4)	—	(4)
Equity:(5)
Restricted Stock Units	12,505,371		0	12,505,371	(6)	12,505,371	(6)	12,505,371	(7)	12,505,371	(7)
Restricted Stock	5,317,112		0	5,317,112	(6)	5,317,112	(6)	5,317,112	(7)	5,317,112	(7)
Benefits and Perquisites:(8)
Post-Termination Health Care	28,230		0	28,230		0		—		—
Supplemental Life Insurance	4,580		0	4,580		0		—		2,000,000	(9)
Supplemental Disability Insurance	9,080		0	9,080		0		2,010,006	(10)	—
Financial Planning	24,000		0	24,000		0		—		—
Car Allowance	33,600		0	33,600		0		—		—
280G Tax Gross Up	—		—	0	(11)	0	(11)	—		—
Total:	23,921,973		0	26,996,973		17,822,483		19,832,489		19,822,483

1	Mr. Quinlan is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Quinlan would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2	Pursuant to the terms of his employment agreement, Mr. Quinlan is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2016, Mr. Quinlan would have been entitled to this bonus pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31) which are the same terms generally available to all salaried employees who participate in the plan. Mr. Quinlan is entitled to 3x base salary and 3x annual bonus as if all targets and objectives had been met, paid over the applicable severance period, which are reflected in this table. Also included as bonus is a $75,000 lump sum payment to which Mr. Quinlan is entitled pursuant to the terms of his employment agreement.

3	Mr. Quinlan is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4	Mr. Quinlan is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the plan.

5	Assumes the closing price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year).

6	All unvested LSC equity awards held by Mr. Quinlan will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP.

7	All unvested LSC equity awards held by Mr. Quinlan will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

8	Except as disclosed, Mr. Quinlan receives the same benefits that are generally available to all salaried employees upon disability or death.

9	Represents benefits payable under a supplemental life insurance policy maintained by LSC for the benefit of Mr. Quinlan in excess of the amount generally available to all salaried employees.

10	Represents benefits payable under a supplemental disability insurance policy maintained by LSC for the benefit of Mr. Quinlan in excess of the amount generally available to all salaried employees.

11	Under this scenario, the payments made to Mr. Quinlan are not subject to the excise tax and no gross up is necessary.

52      LSC COMMUNICATIONS, INC. | 2017 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Ms. Bettman, LSC’s Chief Administrative Officer and General Counsel, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash Severance:
Base Salary	810,000	(1)	0	810,000	(1)	0		—	(2)	—
Bonus	1,215,000	(1)	0	1,215,000	(1)	0		—	(3)	—	(3)
Deferred Cash	900,000	(4)	0	900,000	(4)	900,000	(5)	872,279	(6)	872,279	(6)
Equity:(7)
Restricted Stock Units	1,796,145		0	1,796,145	(8)	1,796,145	(8)	1,796,145	(9)	1,796,145	(9)
Restricted Stock	1,073,525		0	1,073,525	(8)	1,073,525	(8)	1,073,525	(9)	1,073,525	(9)
Benefits and Perquisites:(10)
Post-Termination Health Care	2,286		0	2,286		0		—		—
Supplemental Life Insurance	2,535		0	2,535		0		—		2,000,000	(11)
Supplemental Disability Insurance	6,552		0	6,552		0		2,250,000	(12)	—
Financial Planning	18,000		0	18,000		0		—		—
Car Allowance	25,200		0	25,200		0		—		—
280G Tax Gross Up	—		—	0	(13)	0	(13)	—		—
Total:	5,849,243		0	5,849,243		3,769,670		5,991,949		5,741,949

1	Ms. Bettman is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Ms. Bettman would have been entitled to her annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2	Ms. Bettman is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

3	Ms. Bettman is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the plan.

4	The unvested value of a cash retention award (the “2013 Cash Retention Award”), awarded in March 2013 and vesting on the fourth anniversary of the grant date, and the unvested portion of a cash incentive award (the “2014 Cash Retention Award”), awarded in March 2014 and vesting in three equal installments on January 1, 2015, 2016 and 2017, would each vest and become payable in full upon termination without Cause pursuant to the terms of an amendment to the award agreements. LSC assumed Ms. Bettman’s 2013 Cash Retention Award and 2014 Cash Retention Award pursuant to the Separation and Distribution Agreement.

5	Assuming a Change in Control of LSC on December 31, 2016, the 2013 Cash Retention Award and the full unvested portion of the 2014 Cash Retention Award would become payable pursuant to the terms of the award agreements.

6	A pro-rated portion of the 2013 Cash Retention Award and the full unvested portion of the 2014 Cash Retention Award would vest and become payable pursuant to the terms of the applicable award agreement.

7	Assumes a closing price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year).

8	All unvested LSC equity awards held by Ms. Bettman will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP.

9	All unvested LSC equity awards held by Ms. Bettman will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

10	Except as disclosed, Ms. Bettman receives the same benefits that are generally available to all salaried employees upon death or disability.

11	Represents benefits payable under a supplemental life insurance policy maintained by LSC for the benefit of Ms. Bettman in excess of the amount generally available to all salaried employees.

12	Represents benefits payable under a supplemental disability insurance policy maintained by LSC for the benefit of Ms. Bettman in excess of the amount generally available to all salaried employees.

13	Under this scenario, the payments made to Ms. Bettman are not subject to the excise tax and no gross up is necessary.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Coxhead, LSC’s Chief Financial Officer, would be entitled to the following:

	Termination Without Cause($)		Termination With Cause($)	Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash Severance:
Base Salary	540,000	(1)	0	540,000	(1)	0		—	(2)	—
Bonus	540,000	(1)	0	540,000	(1)	0		—	(3)	—	(3)
Deferred Cash	533,000	(4)	0	533,000	(4)	533,000	(5)	516,906	(6)	516,906	(6)
Equity:(7)
Restricted Stock Units	0		0	702,793	(8)	702,793	(8)	702,793	(9)	702,793	(9)
Restricted Stock	—	(10)	0	732,294	(8)	732,294	(8)	732,294	(9)	732,294	(9)
Benefits and Perquisites:(10)
Post-Termination Health Care	5,618		0	5,618		0		—		—
Total:	1,618,618		0	3,053,705		1,968,087		1,951,993		1,951,993

1	Mr. Coxhead is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Coxhead would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2	Mr. Coxhead is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

3	Mr. Coxhead is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the plan.

4	The unvested value of a cash retention award (the “2013 Cash Retention Award”), awarded in March 2013 and vesting on the fourth anniversary of the grant date, and the unvested portion of a cash incentive award (the “2014 Cash Retention Award”), awarded in March 2014 and vesting in three equal installments on January 1, 2015, 2016 and 2017, would each vest and become payable in full upon termination without Cause pursuant to the terms of an amendment to the award agreements. LSC assumed Mr. Coxhead’s 2013 Cash Retention Award and 2014 Cash Retention Award pursuant to the Separation and Distribution Agreement.

5	Assuming a Change in Control of LSC on December 31, 2016, the 2013 Cash Retention Award and the full unvested portion of the 2014 Cash Retention Award would become payable pursuant to the terms of the award agreements.

6	A pro-rated portion of the 2013 Cash Retention Award and the full unvested portion of the 2014 Cash Retention Award would vest and become payable pursuant to the terms of the applicable award agreement.

7	Assumes a closing price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year).

8	All unvested LSC equity awards held by Mr. Coxhead will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP.

9	All unvested LSC equity awards held by Mr. Coxhead will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

10	Except as disclosed, Mr. Coxhead receives the same benefits that are generally available to all salaried employees upon death or disability.

54      LSC COMMUNICATIONS, INC. | 2017 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Hansen, LSC’s Chief Accounting Officer and Controller, would be entitled to the following:

	Termination Without Cause($)		Termination With Cause($)	Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash Severance:
Base Salary	285,000	(1)	0	285,000	(1)	0		—	(2)	—
Bonus	213,750	(1)	0	213,750	(1)	0		—	(3)	—	(3)
Equity:(4)
Restricted Stock	0		0	322,057	(5)	322,057	(5)	322,057	(6)	322,057	(6)
Benefits and Perquisites:(7)	—		—	—		—		—		—
Total:	498,750		0	820,807		322,057		322,057		322,057

1	Mr. Hansen is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Hansen would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2	Mr. Hansen is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

3	Mr. Hansen is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the plan.

4	Assumes a closing price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year).

5	All unvested amounts under the Founders’ Award will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP.

6	Upon death or disability, 100% of the Founders’ Award will vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the date of death or disability.

7	Except as disclosed, Mr. Hansen receives the same benefits that are generally available to all salaried employees upon death or disability.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Lane, LSC’s Chief Strategy Officer, would be entitled to the following:

	Termination Without Cause($)		Termination With Cause($)	Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash Severance:
Base Salary	600,000	(1)	0	600,000	(1)	0		—	(2)	—
Bonus	600,000	(1)	0	600,000	(1)	0		—	(3)	—	(3)
Deferred Cash	375,000	(4)	0	375,000	(4)	375,000	(5)	362,680	(6)	362,680	(6)
Equity:
Restricted Stock Units(7)	0		0	641,325	(8)	641,325	(8)	641,325	(9)	641,325	(9)
Restricted Stock(7)	0		0	452,026	(8)	452,026	(8)	452,026	(9)	452,026	(9)
Benefits and Perquisites:(10)
Post-Termination Health Care	5,628		—	5,628		0		—		—
Total:	1,580,628		0	2,673,979		1,468,351		1,456,031		1,456,031

1	Mr. Lane is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Lane would have been entitled to his annual bonus on December 31 pursuant to the terms of the plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll as of December 31, the same terms generally available to all salaried employees who participate in the plan), which is not reflected in this table.

2	Mr. Lane is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

3	Mr. Lane is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid, which are the same terms generally available to all salaried employees who participate in the plan.

4	The unvested value of a cash retention award (the “2013 Cash Retention Award”), awarded in March 2013 and vesting on the fourth anniversary of the grant date, and the unvested portion of a cash incentive award (the “2014 Cash Retention Award”), awarded in March 2014 and vesting in three equal installments on January 1, 2015, 2016 and 2017, would each vest and become payable in full upon termination without Cause pursuant to the terms of an amendment to the award agreements. LSC assumed Mr. Lane’s 2013 Cash Retention Award and 2014 Cash Retention Award pursuant to the Separation and Distribution Agreement.

5	Assuming a Change in Control of LSC on December 31, 2016, the 2013 Cash Retention Award and the full unvested portion of the 2014 Cash Retention Award would become payable pursuant to the terms of the award agreements.

6	A pro-rated portion of the 2013 Cash Retention Award and the full unvested portion of the 2014 Cash Retention Award would vest and become payable pursuant to the terms of the applicable award agreement.

7	Assumes a closing price per share of LSC of $29.68 on December 30, 2016 (the last trading day of the year).

8	All unvested LSC equity awards held by Mr. Lane will vest immediately upon a Change in Control (as defined in the LSC PIP) under the terms of the LSC PIP.

9	All unvested LSC equity awards held by Mr. Lane will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

10	Except as disclosed, Mr. Lane receives the same benefits that are generally available to all salaried employees upon death or disability.

56      LSC COMMUNICATIONS, INC. | 2017 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

LSC’s Non-Employee Director Compensation Plan provides that annual compensation for non-employee directors consists of a cash retainer and an equity retainer. The Corporate Responsibility & Governance Committee periodically reviews directors’ compensation and recommends changes as appropriate. Annual director compensation is paid as of the date of the annual meeting of stockholders however, if any director joins the LSC Board on a date other than the date of the annual meeting, a pro-rata portion of each of the applicable cash retainer and equity retainer from the date joined to the next annual meeting date will be granted. The Non-Employee Director Compensation Plan provides that any director who was a director of RRD prior to the Spin was not entitled to a pro-rata portion of the cash or equity retainers awarded in 2016.

RSU awards granted to directors on the RRD Board who become directors of LSC were adjusted and converted to RSUs of LSC. Such RSUs are subject to the same terms and conditions (including with respect to vesting and deferral elections) as applicable to the corresponding RRD award immediately prior to the Spin.

LSC’s directors are subject to stock ownership guidelines.

CASH RETAINER

The base cash retainer is equal to $90,000 and a director may also receive, as applicable, the following additional cash retainer amounts:

Lead Director	$62,500
Chairman of the Audit Committee	$25,000
Chairman of the Human Resources Committee	$25,000
Chairman of the Corporate Responsibility & Governance Committee	$20,000

EQUITY RETAINER

The equity retainer is paid in the form of a grant of RSUs with a fair market value of $135,000. The lead director of the LSC Board will receive an additional equity retainer with a fair market value of $62,500. Fair market value is defined as the closing price of LSC’s common stock on the date of grant. Under the terms of the grant agreements, each RSU will vest and be payable in full in the form of common stock on the first anniversary of the grant date. The RSUs will also vest and be payable in full on the earlier of the date a director ceases to be a director and a Change in Control (as defined in the LSC PIP). Dividend equivalents on the RSUs will be deferred and credited with interest quarterly (at the same rate as five-year U.S. government bonds) and paid out in cash at the same time the corresponding portion of the RSU award becomes payable.

2017 Proxy Statement | LSC COMMUNICATIONS, INC.      57

DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Directors who are our employees receive no additional fee for service as a director. Non-employee directors receive compensation as described above. Amounts shown in this table were for service on the LSC Board beginning on October 1, 2016.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
M. Shân Atkins	56,430		84,645		809		141,884
Margaret A. Breya	56,430		84,645		809		141,884
Judith H. Hamilton	—	(3)	—	(3)	15,176	(4)	15,176
Francis J. Jules	72,105		84,645		809		157,559
Thomas F. O’Toole	56,430		84,645		809		141,884
Richard K. Palmer	—	(3)	—	(3)	908	(5)	908
Douglas W. Stotlar	56,430		84,645		809		141,884
Shivan S. Subramaniam	56,430		84,645		809		141,884

1	The amounts shown in this column constitute RSUs granted under the LSC PIP awarded as payment of non-employee director equity retainer as set forth above under Director Compensation — Equity Retainer. Grant date fair value with respect to the RSUs is determined in accordance with ASC Topic 718. See Note 17 to the Consolidated and Combined Financial Statements included in the LSC Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. As of December 31, 2016, each director had outstanding the following aggregate number of RSUs: Ms. Atkins, 3,222; Ms. Breya, 3,222; Mr. Jules, 3,222; Mr. O’Toole, 3,222; Mr. Stotlar, 3,222; and Mr. Subramaniam, 3,222. Ms. Hamilton holds 25,519 RSUs and Mr. Palmer holds 23,974 RSUs which were converted at the Spin from RRD RSUs to LSC RSUs.

2	Includes interest accrued on dividend equivalents on RSUs credited to each directors’ account.

3	Ms. Hamilton and Mr. Palmer received compensation from RRD prior to the Spin in connection with their service as directors of RRD prior to the Spin and were not entitled to a pro-rata portion of the cash or equity retainers from LSC in the 2016 post-Spin period.

4	Includes $11,044 of dividends on phantom shares under the Policy on Retirement Benefits, Phantom Stock Grants and Stock Options for Directors, credited as additional phantom shares. As of December 31, 2016, Ms. Hamilton had outstanding 6,304 phantom shares, with an additional 77 phantom shares credited from accrued dividends, all of which are fully vested.

5	Includes interest accrued on RRD RSUs that converted into LSC RSUs in connection with the Spin.

58      LSC COMMUNICATIONS, INC. | 2017 Proxy Statement

CERTAIN TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATIONSHIP BETWEEN RRD AND US

Following the Separation, we and RRD operate separately, each as an independent, publically traded company. In connection with the Separation, RRD retained an approximately 19.25% common stock ownership interest in us until March 28, 2017. On that date, RRD completed an offering of its LSC shares, and RRD is no longer a “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC). While RRD was a related party, agreements existed between RRD and us for purposes of governing our ongoing relationships after the Separation and to provide for an orderly transition. These agreements, described in this section, were entered into by us and RRD prior to the Separation. All of the following summaries of the agreements are qualified in their entirety by reference to the agreements that were filed prior to the Distribution.

RELATIONSHIP BETWEEN DONNELLEY FINANCIAL AND US

Following the Separation, we are no longer affiliated with Donnelley Financial and each of us operates as an independent, publically traded company. For purposes of governing the ongoing relationships between Donnelley Financial and us after the Separation and to provide for an orderly transition, Donnelley Financial and the Company entered into the agreements described in this section prior to the Separation. All of the following summaries of the agreements are qualified in their entirety by reference to the agreements that were filed prior to the Distribution.

SEPARATION AGREEMENTS

Separation and Distribution Agreement

On September 14, 2016, we entered into a Separation and Distribution Agreement with RRD and Donnelley Financial (the “Separation and Distribution Agreement”) which set forth our agreements with RRD and Donnelley Financial regarding the principal transactions necessary to separate us from RRD.

The Separation and Distributions

The Separation and Distribution Agreement provided for assets to be transferred, liabilities to be assumed and contracts to be assigned to each of us, Donnelley Financial and RRD as part of the Separation of RRD into three companies. The Separation and Distribution Agreement also provided for certain actions to occur at or prior to the Distribution and the distribution of Donnelley Financial common stock. The Separation and Distribution Agreement also governed distribution of 80.75% of the outstanding shares of our common stock and 80.75% of the outstanding shares of Donnelley Financial common stock.

Certain Covenants

The Separation and Distribution Agreement also continues to govern the solicitation or hiring of RRD, LSC or Donnelley Financial employees from each other, the use of corporate names and cooperation and assistance between the parties.

Employee Matters

The employee matters section of the Separation and Distribution Agreement allocates liabilities and responsibilities relating to employee compensation and benefits plans and programs and other related matters in connection with the Separation. The section governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company, including the

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CERTAIN TRANSACTIONS

treatment of certain outstanding long-term incentive awards, existing deferred compensation obligations, pension and retirement plans and certain health, welfare and other benefits obligations. The Separation and Distribution Agreement also provided that outstanding RRD share options, restricted stock unit, PSU and director stock unit awards were adjusted equitably in connection with the Distribution. See Compensation Discussion and Analysis—RRD Pre-Separation Compensation Program — Treatment of RRD Equity and Cash Awards in Connection with the Separation.

Releases and Indemnification

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, each party releases and forever discharges each other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred, or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Separation pursuant to the Separation and Distribution Agreement or any ancillary agreement or to ordinary course trade payables and receivables. In addition, the Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of RRD’s business and Donnelley Financial’s business with RRD and Donnelley Financial, respectively. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend and hold harmless the other parties, their respective affiliates and subsidiaries and each of their respective officers, directors, employees and agents for any losses arising out of or otherwise in connection with the liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement, and any breach by such party of the Separation and Distribution Agreement.

Further Assurances

Each of the parties agrees to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements.

Legal Matters

Each party to the Separation and Distribution Agreement assumes the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other parties for any liability arising out of or resulting from such assumed legal matters.

Dispute Resolution

In the event of any dispute arising out of the Separation and Distribution Agreement, the general counsels of the parties and such other representatives as the parties designate will negotiate to resolve any disputes among the parties. If the parties are unable to resolve the dispute in this manner within 45 days then, unless agreed otherwise by the parties, the parties will submit the dispute to mediation for an additional period of 30 days. If the parties are unable to resolve the dispute in this manner, the dispute will be resolved through binding arbitration. Except in the case of fraud or willful misconduct, the indemnity remedies provided in the Separation and Distribution Agreement shall be the exclusive remedy for any monetary damages, although the parties will be able to seek specific performance of the Separation and Distribution Agreement in a judicial proceeding.

Insurance

The Separation and Distribution Agreement provides for the rights of the parties to report claims under existing insurance policies written by non-affiliates of RRD for occurrences prior to the Separation and set forth procedures for the administration of insured claims. In addition, the agreement allocates among the parties the right to insurance policy proceeds based on reported claims and the obligations to incur deductibles under certain insurance policies.

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Other Matters Governed by the Separation and Distribution Agreement

The Separation and Distribution Agreement also provides for management of contingent assets and contingent liabilities.

Tax Disaffiliation Agreement

On September 14, 2016, we entered into a Tax Disaffiliation Agreement with RRD (the “Tax Disaffiliation Agreement”) that governs RRD’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

Following the Distribution, we generally do not join with RRD in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, RRD is generally responsible for all of our U.S. federal, state, local and other applicable income taxes reflected on a consolidated, combined or unitary return that include RRD or one of its subsidiaries (viewed after the Distribution Date). We are generally responsible for all taxes that are attributable to us or one of our subsidiaries that are not referred to in the preceding sentence.

Finally, the Tax Disaffiliation Agreement requires that neither we nor any of our subsidiaries take any action that (or fail to take any action the omission of which) would be inconsistent with the Distribution qualifying as or that would preclude the Distribution from qualifying as a transaction that is generally tax-free to RRD and the holders of RRD common stock for U.S. federal income tax purposes. Additionally, for the two-year period following the Distribution, we may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to RRD and its stockholders, unless we receive RRD’s consent or otherwise obtain a ruling from the Internal Revenue Service (the “IRS”) or a legal opinion, in either case reasonably satisfactory to RRD, that the activity will not alter the tax-free status of the Distribution to RRD and its stockholders. Such restricted activities include:

+

taking any action that would result in our ceasing to be engaged in the active conduct of our business, with the result that we are not engaged in the active conduct of a trade or business within the meaning of certain provisions of the Code;

+	redeeming or otherwise repurchasing any of our outstanding stock, other than through certain stock purchases of widely held stock on the open market;

+

amending our Certificate of Incorporation (or other organizational documents) in a manner that would affect the relative voting rights of separate classes of our capital stock, or that would convert one class of our capital stock into another class of our capital stock;

+	liquidating or partially liquidating;

+

merging with any other corporation (other than in a transaction that does not affect the relative stockholding of our stockholders), selling or otherwise disposing of (other than in the ordinary course of business) our assets, or taking any other action or actions if such merger, sale, other disposition or other action or actions in the aggregate would have the effect that one or more persons acquire (or have the right to acquire), directly or indirectly, as part of a plan or series of related transactions, assets representing one-half or more our asset value; and

+

taking any other action or actions that in the aggregate would have the effect that one or more persons acquire (or have the right to acquire), directly or indirectly, as part of a plan or series of related transactions, capital stock of ours possessing (i) at least 50% of the total combined voting power of all classes of stock or equity interests of ours entitled to vote, or (ii) at least 50% of the total value of shares of all classes of stock or of the total value of all equity interests of ours, other than an acquisition of our shares in the Distribution solely by reason of holding RRD common stock (but not including such an

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acquisition if such RRD common stock, before such acquisition, was itself acquired as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares of our stock meeting the voting and value threshold tests listed previously in this bullet).

Moreover, we must indemnify RRD and its subsidiaries, officers and directors for any taxes of RRD arising from a final determination that the Distribution failed to be generally tax-free to RRD and the holders of RRD common stock for U.S. federal income tax purposes, if such taxes result from a violation of the restrictions set forth above.

Patent Assignment and License Agreement

We entered into a Patent Assignment and License Agreement with RRD that provides for ownership, licensing and other arrangements regarding the patents that we and RRD use in conducting our businesses.

This agreement assigned certain patents and patent applications to us. We and RRD granted licenses to one another to use certain patents in connection with our respective businesses. The licenses are generally perpetual and royalty-free. In certain circumstances, we and RRD have a limited right to grant non-exclusive sub-licenses or assign the agreement to certain third parties but otherwise the agreement contains sub-licensing and assignment restrictions.

Trademark Assignment and License Agreement

We entered into a Trademark Assignment and License Agreement with RRD that provides for ownership, licensing and other arrangements regarding the trademarks that we and RRD use in conducting our businesses.

This agreement assigned certain trademarks and trademark applications to us. We and RRD granted licenses to one another to use certain trademarks in connection with our respective businesses. Some of the licenses are perpetual, and others are for a limited duration to allow us to transition out of the use of the trademarks in a commercially reasonable manner, in each case subject to certain termination triggers. The licenses to the trademarks are generally royalty-free.

This agreement includes quality control provisions governing the trademarks that each party licenses to the other. In addition, the agreement contains restrictions on us with respect to filing trademark applications that are identical or confusingly similar to any trademark owned by RRD.

In certain circumstances, we and RRD have a limited right to grant non-exclusive sub-licenses or assign the agreement to certain third parties, but otherwise the agreement contains sub-licensing and assignment restrictions.

Data Assignment and License Agreement

We entered into a Data Assignment and License Agreement with RRD that provides for ownership, licensing and other arrangements regarding the data that we and RRD use in conducting our businesses.

This agreement assigned to us sole ownership rights with respect to certain existing data, and joint ownership rights with respect to certain other existing data. We granted licenses to RRD to use, for certain purposes, certain data rights that RRD assigned to us. The licenses are generally perpetual and royalty-free. In certain circumstances, RRD has a limited right to grant non-exclusive sub-licenses to certain third parties, but otherwise the agreement contains sub-licensing and assignment restrictions. We and RRD also agree not to disclose confidential data to third parties except in specific circumstances.

Software, Copyright and Trade Secret Assignment and License Agreement

We entered into a Software, Copyright and Trade Secret Assignment and License Agreement with RRD that provides for licensing and other arrangements regarding the ownership of certain copyrights that we use in our business, the trade secrets that we and RRD use in conducting our businesses, and for ownership, licensing and other arrangements regarding certain software that we and RRD use in conducting our businesses.

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This agreement assigned rights with respect to certain copyrights and software to us. We and RRD granted licenses to one another to use certain software and trade secrets in connection with our respective businesses. The licenses are generally perpetual and royalty-free. In certain circumstances, we and RRD have a limited right to grant nonexclusive sub-licenses to certain third parties, but otherwise the agreement contains sublicensing and assignment restrictions. We and RRD also agree not to disclose each other’s trade secrets to third parties except in specific circumstances.

Transition Services Agreements

We entered into agreements relating to transition services with each of RRD and Donnelley Financial under which, in exchange for the fees specified in such agreements, RRD agrees to provide certain services to us, and we agree to provide certain services to RRD and Donnelley Financial, including, but not limited to, such areas as tax, IT, treasury, internal audit, human resources, accounting, purchasing, communications, security and compensation and benefits. We, Donnelley Financial and RRD, as parties receiving services under the agreements, agreed to indemnify the party providing services for losses (including reasonably foreseeable consequential damages, but excluding special, consequential, indirect, punitive damages, other than special, consequential, indirect, punitive damages awarded to any third party against an indemnified party) incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or bad faith. Similarly, each party providing services under the agreement agreed to indemnify the party receiving services for losses incurred by such party where such losses result from gross negligence, willful misconduct or bad faith of the party providing such services. The terms for each transition service are set forth in the applicable transition services agreement, but do not exceed 24 months from the date of the Separation.

Stockholder and Registration Rights Agreement

Prior to the Separation, we and RRD entered into a Stockholder and Registration Rights Agreement with respect to our common stock retained by RRD pursuant to which we agreed that, upon the request of RRD, we would use our reasonable best efforts to effect the registration under applicable federal and state securities laws of the shares of our common stock retained by RRD after the Distribution. In addition, RRD granted us a proxy to vote the shares of our common stock that RRD retained immediately after the Distribution in proportion to the votes cast by our other stockholders. This proxy, however, will be automatically revoked as to a particular share upon any sale or transfer of such share from RRD to a person other than RRD, and neither the voting agreement nor the proxy limit or prohibit any such sale or transfer.

Other Arrangements and Agreements with RRD

We have also entered into a number of commercial and other arrangements with RRD and its subsidiaries. These include, among other things, arrangements for the provision of services, including logistics and premedia services, and access to technology. In addition, following the Separation, LSC continues to provide sales support services to RRD’s Asia and Mexico print and graphics management businesses in order to facilitate the importing of books and related manipulatives to the U.S. RRD also provides us certain global outsourcing, technical support and other services. The terms of such commercial arrangements are 15-24 months from the date of the Separation, depending on the services, except for certain “runoff” work involving existing customer contracts, which will run for the terms of such underlying customer contracts. We and RRD are providing each other with standard commercial indemnification

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CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST - RELATED PARTY TRANSACTION APPROVAL POLICY

The Company has a written policy relating to approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board by a majority vote. Related persons include any of our directors or certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person, the nature of the interest of the related person in the transaction, whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the chair of the Corporate Responsibility & Governance Committee of any related person transaction of which he or she becomes aware.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2016 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

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REPORT OF THE AUDIT COMMITTEE

EQUITY COMPENSATION PLAN TABLE

The Company is not seeking approval for additional shares of common stock under the Amended 2016 PIP as part of Proposal 4. However, pursuant to SEC rules, certain disclosures are required when shareholder action is being taken with regards to an equity plan, such as the Amended 2016 PIP. The following table provides the required information as of December 31, 2016 concerning equity compensation plans under which the Company’s common stock is authorized for issuance.

	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (in thousands) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b) (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (1)) (in thousands) (3)
Plan Category
Equity compensation plan approved by security holders(a)	1,458	$25.32	2,022	(c)

(a)	Includes 1,158,944 shares issuable upon the vesting of RSUs.

(b)	RSUs were excluded when determining the weighted-average exercise price of outstanding options, warrants and rights.

(c)	The 2016 PIP allows grants in the form of cash or bonus awards, stock options, stock appreciation rights, restricted stock, stock units or combinations thereof. The maximum number of shares of common stock that may be granted with respect to bonus awards, including performance awards or fixed awards in the form of restricted stock or other form, is 3,500,000 in the aggregate, of which 2,022,196 remain available for issuance.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2016. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by PCAOB AU 380 (Communications with Audit Committees), including its judgments as to the quality of the Company’s financial reporting. The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The Audit Committee

Richard K. Palmer, Chairman

Margaret S. Breya

Douglas W. Stotlar

Shivan S. Subramaniam

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THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - FEES

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - FEES

Prior to the Separation, audit, audit-related, tax and other fees were paid by RR Donnelley because our results were included in the consolidated financial statement of RR Donnelley.

Audit Fees — Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the year ended December 31, 2016. Total fees paid to Deloitte for audit services rendered post-Separation during 2016 were $2.2 million.

Audit-Related Fees — Total fees paid to Deloitte for audit-related services rendered post-Separation during 2016 were $0.4 million, primarily related to attestation reports for services that the Company provides to customers as well as for services rendered by Deloitte in connection with the Company’s Separation-related debt offering.

Tax Fees — Total fees paid to Deloitte for tax services rendered post-Separation during 2016 were $0.

All Other Fees — No other fees were paid to Deloitte for any other services rendered during 2016.

Audit Committee Pre-Approval Policy — The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established by the pre- approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chairman has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

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SUBMITTING STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2018 ANNUAL MEETING

SUBMITTING STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2018 ANNUAL MEETING

Any proposals that stockholders wish to present at the 2018 Annual Meeting must be received by December 12, 2017 in order to be considered for inclusion in the Company’s proxy materials. The 2018 Annual Meeting is currently scheduled to be held on May 17, 2018.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2018 Annual Meeting that will be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 90 to 120 days before May 18, 2018, the first anniversary of the 2017 Annual Meeting. If the meeting date for the 2018 Annual Meeting is later scheduled to be on a day more than 30 days prior or 30 days later than May 18, 2018, stockholders are allowed to submit a notice of nomination or proposal any time before the later of (1) 90 days before the meeting and (2) the tenth day following the notice of annual meeting.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, LSC Communications, Inc. 191 N. Wacker Drive, Suite 1400, Chicago, Illinois 60606.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

The Company’s management does not currently intend to bring any proposals to the 2018 Annual Meeting of Stockholders other than the election of directors, the advisory vote to approve executive compensation and ratification of the auditors and does not expect any stockholder proposals. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Suzanne S. Bettman, Secretary

Chicago, Illinois, April 11, 2017

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APPENDIX A

APPENDIX A

LSC COMMUNICATIONS, INC.

2016 PERFORMANCE INCENTIVE PLAN

(as Amended and Restated by the Board of Directors on April 6, 2017)

I.	General

1. Plan. To provide incentives to officers, other employees and other persons providing services to LSC Communications, Inc. (the “Company”) through rewards based upon the ownership or performance of the common stock, par value $0.01 per share, of the Company (“common stock”) or other performance measures, the Committee hereinafter designated may grant cash or bonus awards, stock options, stock appreciation rights (“SARs”), restricted stock, stock units or combinations thereof, to eligible participants, on the terms and subject to the conditions stated in this Amended and Restated 2016 Performance Incentive Plan (the “Plan”). This Amended and Restated 2016 Performance Incentive Plan (i) replaces the Existing Company Plans for awards granted on or after the Effective Date and (ii) amends and restates the Company’s 2016 Performance Incentive Plan in its entirety effective as of the Effective Date. In addition, to provide incentives to members of the Board of Directors (the “Board”) who are not employees of the Company (“non-employee directors”), such non-employee directors are eligible to receive awards as set forth in Article V of the Plan. For purposes of the Plan, references to employment by or service to the Company also means employment by or service to a direct or indirect majority-owned subsidiary of the Company and employment by or service to any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest. Capitalized terms not defined herein shall have the meanings specified in the applicable award agreement.

2. Eligibility. Officers and other employees of, and other persons providing services to the Company (“participants”) shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options, SARs, restricted stock and stock units, either singly or in combination, as the Committee, in its discretion, shall determine. In addition, non-employee directors shall receive awards on the terms and subject to the conditions stated in the Plan.

3. Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, 3,500,000 shares of common stock shall be available under the Plan, reduced by the aggregate number of shares of common stock which become subject to outstanding bonus awards, stock options, SARs which are not granted in tandem with or by reference to a stock option (“free-standing SARs”), restricted stock awards and stock unit awards. Shares subject to a grant or award under the Plan (including shares awarded under the Plan prior to the date of this amendment and restatement) which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or the settlement of the grant or award in cash shall again be available for future grants and awards under the Plan; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs (“tandem SARs”) shall be treated as one grant. Shares tendered or withheld upon exercise of an option, vesting of restricted stock or stock units, settlement of an SAR or upon any other event to pay exercise price or tax withholding, or shares purchased by the Company using the proceeds of the exercise a stock option, shall not be available for future issuance under the Plan. In addition, upon exercise of an SAR, the total number of shares remaining available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.

For the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, the maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 1,500,000, subject to adjustment as provided in Section 5 of this Article I; provided, however, that for purposes of this sentence, stock options and tandem SARs shall be treated as one grant. If the Plan becomes effective, no new grants shall be made under any equity plan of the Company that is in effect as of the date immediately prior to the date of stockholder approval of the Plan (the “Existing Company Plans”) and all

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such Existing Company Plans shall be terminated, provided, however, that such termination shall have no effect on any outstanding awards granted under any Existing Company Plan.

Shares of common stock to be issued may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

4. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board (the “Committee”), provided that the Board may designate a separate committee, also meeting the requirements set forth in the following sentence, to administer Article V hereof. Each member of the Committee shall be a director that the Board has determined to be (i) an “outside director” within the meaning of Section 162(m) of the Code, (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) “independent” within the meaning of the rules of the principal stock exchange on which the common stock is traded. The Committee shall, subject to the terms of the Plan, select eligible participants for grants and awards; determine the form of each grant and award, either as cash, bonus awards, stock options, SARs, restricted stock awards, stock unit awards or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the timing and conditions of vesting, exercise or settlement, whether dividends or dividend equivalents accrue under any award, and all other terms and conditions of each grant and award, including, without limitation, the form of instrument evidencing the grant or award. Notwithstanding the foregoing and subject to Article V, all stock option awards, SARs, restricted stock awards and stock unit awards, other than awards that are subject to performance-based vesting conditions over a performance period of at least one year, shall have a minimum vesting period of at least three years from the date of grant (such vesting may, in the discretion of the Committee, occur in full at the end of such period or may occur in specified installments over such period, provided that no more than 40% of any particular award may vest by the end of the first year following the date of grant and no more than 80% of any particular award may vest by the end of the second year following the date of grant); provided, however, that the Committee may provide for early vesting upon the death, permanent and total disability, retirement or involuntary termination of service of the award recipient. Notwithstanding the foregoing, up to 5% of the shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 4 of Article I. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties. Notwithstanding anything in this Plan to the contrary and subject to Section 5 of this Article I, to the extent required by the New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded, the Committee will not amend, replace, cancel or surrender in exchange for cash or other consideration (in each case that has the effect of reducing the exercise price) any previously granted option or SAR in a transaction that constitutes a repricing, without the approval of the stockholders of the Company.

Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and such grant or award shall be effective as of the effective date set forth in the agreement. The Committee may delegate some or all of its power and authority hereunder to the chief executive officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) a person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period a grant or award hereunder to such participant would be outstanding, (B) an officer or other person subject to Section 16 of the Exchange Act or (C) a person who is not an employee of the Company or (ii) decisions concerning the time, pricing or amount of a grant or award to a participant, officer or other person described in clause (i) above. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

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APPENDIX A

Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

5. Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event affecting the Company or its common stock, or any distribution to holders of the Company’s common stock other than a regular cash dividend, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) available under the Plan, the specific share limitations otherwise set forth in the Plan, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding bonus award, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding stock option and the purchase price per security and the terms of each outstanding SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price. For purposes of the Plan, the fair market value of the common stock on a specified date shall be the closing market price of the common stock on such date, or, if no such trading in the common stock occurred on such date, then on the next preceding date when such trading occurred, or as otherwise determined by the Committee.

6. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the next meeting of stockholders held following the Board’s adoption of the Plan and, if approved, shall become effective on the date of such stockholder approval (the “Effective Date”). The Plan shall terminate on the date on which shares are no longer available for grants or awards under the Plan, unless terminated prior thereto by action of the Board; provided, however that if the Plan itself has not previously terminated, Section 1 of Article V shall terminate on the date that is ten years from the date of stockholder approval of the Plan. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination.

7. Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code, or such amendment would increase (subject to Section 5 of this Article I) the number of shares available under the Plan or would amend the prohibition on repricing of awards set forth in Section 4 of this Article I or otherwise permit the repricing of awards granted hereunder. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.

8. Indemnification. No member of the Board, Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

(a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any award agreement, in each case, in good faith and

(b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further

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appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

II.	Bonus Awards

1. Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible participants in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of common stock but for the power to vote and, if the Committee so determines, in its sole discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock, (iii) shares of common stock issued to the participant but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.

2. Performance Awards. (a) Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific performance goals over a performance period of not less than one nor more than ten years, as determined by the Committee.

(b) Performance awards will be determined based on the attainment of written objective performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if the performance period is less than one year, the number of days which is equal to 25% of the relevant performance period. At the same time as the performance goals are established, the Committee will prescribe a formula to determine the amount of the performance award that may be payable based upon the level of attainment of the performance goals during the performance period.

(c) Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable performance goals, including the corporate financial target under the Company’s Annual Incentive Plan, have been met with respect to a given grantee and, if they have, will so certify in writing and ascertain the amount of the applicable performance award. No performance award will be paid for such performance period until such certification is made by the Committee. The amount of the performance award actually paid to a given grantee may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the performance award determined by the Committee for a performance period will be paid to the grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

(d) In no event shall any participant receive a payment with respect to any performance award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period.

(e) If the Committee desires that compensation payable pursuant to performance awards be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, then with respect to such performance awards, for any calendar year (i) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment thereunder is determined by reference to shares of common stock (or the fair market value thereof), shall not exceed 900,000 shares of common stock (or the fair market value thereof), subject to adjustment as set forth in Section 5 of Article I, and (ii) the maximum compensation payable pursuant to any such performance awards granted during such year, to the extent payment is not determined by reference to shares of common stock, shall not exceed $9,000,000. The limits set forth in this Section (e) of Article II shall be proportionately increased for performance periods that are longer than 12 months.

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(f) The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall retain sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any performance award. If so provided in any agreement evidencing a performance award, the Committee may exercise such discretion by establishing conditions for payments in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

(g) For purposes of the Plan, “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. The performance goals shall be tied to one or more of the following business criteria, determined with respect to the Company or the applicable sector, business unit or division: net sales; cost of sales; gross profit; earnings from operations; earnings before interest, taxes, depreciation and amortization; earnings before income taxes; earnings before interest and taxes; cash flow measures; return on equity; return on assets; return on net assets employed; return on capital; working capital; leverage ratio; stock price measures; enterprise value; safety measures; net income per common share (basic or diluted); EVA™ (Economic Value Added, which represents the cash operating earnings of the Company after deducting a charge for capital employed); cost reduction objectives or, in the case of awards not intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, any other similar criteria established by the Plan Committee for the applicable performance period. The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual or nonrecurring events. If the Committee desires that compensation payable pursuant to any award subject to performance goals be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

3. Fixed Awards. Awards may be made which are not contingent on the achievement of specific objectives, but are contingent on the participant’s continuing in the Company’s employ for a period specified in the award.

4. Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that (i)distributions with respect to shares of common stock and (ii) regular cash dividends with respect to shares of restricted common stock, in each case, whether subject to time-based or performance-based vesting conditions, shall be deposited with the Company and shall be subject to the same restrictions as the shares of restricted common stock with respect to which any such distribution or dividend was made.

During the restriction period, the shares subject to a restricted stock award shall be held in book entry form, with the restrictions, terms and conditions duly noted, or alternatively a certificate or certificates representing restricted shares shall be registered in the holder’s name or the name of a nominee of the Company and may bear a legend, in addition to any legend which may be required under applicable laws, rules or regulations, indicating that the ownership of the shares of common stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the agreement relating to the shares of restricted common stock. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of common stock subject to the award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company’s right to require payment of any taxes, the requisite number of shares of common stock shall be delivered to the holder of such award.

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5. Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, except as otherwise provided by the Committee in its sole discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to a notional account for the participant and shall be subject to the same vesting conditions as the related stock unit award and interest may be credited on the account at a rate determined by the Committee. The Committee may grant awards of stock units in such amounts and subject to such terms and conditions as the Committee may determine. A grantee of a stock unit will have only the rights of a general unsecured creditor of the Company, until delivery of shares, cash or other securities or property is made as specified in the applicable award agreement. On the delivery date specified in the award agreement, the grantee of each stock unit not previously forfeited or terminated will receive one share of common stock, cash or other securities or property equal in value to a share of common stock or a combination thereof, as specified by the Committee.

6. Events Upon Vesting. At the time of vesting of an award made pursuant to this Article II, (i) the award (and any dividend equivalents, other distributions and interest which have been credited), if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

III.	Stock Options

1. Options for Eligible Participants. Options to purchase shares of common stock may be granted to such eligible participants as may be selected by the Committee. These options may, but need not, constitute “incentive stock options” under Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options. No incentive stock options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the effective date of the Plan.

2. Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option; provided, further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

3. Exercise of Options. The period during which options granted hereunder may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

An option may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s

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satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) to the extent expressly authorized by the Committee, via a cashless exercise arrangement with the Company or (F) a combination of (A) and (B), (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have the sole discretion to disapprove of an election pursuant to clause (D). Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of common stock shall be delivered until the full purchase price therefor has been paid.

4. No Dividend Equivalent Rights. No dividend equivalents shall be paid or shall accrue with respect to any shares of common stock subject to an option.

IV.	Stock Appreciation Rights

1. Grants. Free-standing SARs entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant to the date of exercise of such SARs, or in the case of tandem SARs, from the date of grant of the related stock option to the date of exercise of such tandem SARs, may be granted to such participants as may be selected by the Committee. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. Tandem SARs shall be automatically canceled upon exercise of the related stock option.

2. Number of SARs and Base Price. The number of SARs subject to a grant shall be determined by the Committee. Any tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a tandem SAR shall be the purchase price per share of common stock of the related option. The base price of a free-standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such SAR.

3. Exercise of SARs. The agreement relating to a grant of SARs may specify whether such grant shall be settled in shares of common stock (including restricted shares of common stock) or cash or a combination thereof. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the base price of the SAR. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The period during which SARs granted hereunder may be exercised shall be determined by the Committee; provided, however, no SAR shall be exercised later than ten years after the date of its grant; and provided, further, that no tandem SAR shall be exercised if the related option has expired or has been canceled or forfeited or has otherwise terminated. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for restricted shares of common stock, the restricted shares shall be issued in accordance with Section 4 of Article II and the holder of such restricted shares shall have such rights of a stockholder of the Company as determined pursuant to such Section. Prior to the exercise of an SAR for shares of common stock, including restricted shares, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of common stock subject to such SAR.

A tandem SAR may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of such SAR and (iii) by

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executing such documents as the Company may reasonably request. A free-standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

4. No Dividend Equivalent Rights. No dividend equivalents shall be paid or shall accrue with respect to any shares of common stock subject to a SAR.

V.	Awards to Non-Employee Directors

1. Annual Grants to Non-Employee Directors. On the date of the Company’s 2017 annual meeting of stockholders, and on the date of each subsequent annual meeting prior to the termination of this Section 1, the Company shall make an award under the Plan to each individual who is, immediately following such annual meeting, a non-employee director. Awards granted pursuant to this Section 1 of Article V shall be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each such award, shall be determined by a committee meeting the requirements for the Committee described above in Section 4 of Article I in the exercise of its sole discretion. Notwithstanding anything to the contrary set forth elsewhere in the Plan, an award granted to a non-employee director pursuant to this Section 1 of Article V shall have a minimum vesting period of one year from the date of grant and is subject to the limits on compensation in Section 3 of this Article V.

2. Elective Options for Non-Employee Directors. Each non-employee director may from time to time elect, in accordance with procedures to be specified by the Committee, to receive in lieu of all or part of any annual base cash retainer fee for services as a director of the Company, any fees for attendance at meetings of the Board or any committee of the Board and any fees for serving as a member or chairman of any committee of the Board that would otherwise be payable to such non-employee director (“Fees”), an option to purchase shares of common stock, which option shall have a value (as determined in accordance with the Black-Scholes stock option valuation method) as of the date of grant of such option equal to the amount of such Fees and which shall be subject to all of the terms and conditions set forth in Article III of the Plan. Notwithstanding anything to the contrary set forth elsewhere in the Plan, an option granted to a non-employee director pursuant to this Section 2 of Article V shall become exercisable in full on the first anniversary of the date of grant.

3. Limits on Compensation to Non-Employee Directors. No non-employee director of the Company may be granted (in any calendar year) compensation with a value in excess of $900,000, with the value of any equity-based awards based on the accounting grant date value of such award.

VI.	Other

1. Non-Transferability of Options and Stock Appreciation Rights. No option or SAR shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the agreement relating to such option or SAR. Each option or SAR may be exercised during the participant’s lifetime only by the participant or the participant’s guardian, legal representative or similar person or the permitted transferee of the participant. Except as permitted by the second preceding sentence, no option or SAR may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option or SAR, such award and all rights thereunder shall immediately become null and void.

2. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment

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to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such liability, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election involving clause (D). An agreement relating to a grant or award hereunder may not provide for shares of common stock to be withheld having an aggregate fair market value in excess of the minimum amount of taxes required to be withheld. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3. Acceleration Upon Change in Control. If while (i) any performance award or fixed award granted under Article II is outstanding, (ii) any stock option granted under Article III of the Plan or SAR granted under Article IV of the Plan is outstanding or (iii) any award made to non-employee directors pursuant to Article V (“nonemployee director awards”) is outstanding:

(a) any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two (2) consecutive years beginning on the date that stockholders approve the Plan, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) a merger or consolidation of the Company with any other corporation (hereinafter, a “Corporate Transaction”) is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or for the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets,

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(any of such events being hereinafter referred to as a “Change in Control”), then unless the Committee determines otherwise or as otherwise provided in the applicable award agreement, if a grantee’s employment is terminated by the Company or any successor entity thereto without Cause, or the grantee resigns his or her employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each award granted to such grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such grantee’s termination of employment. As of the Change in Control date, any outstanding performance awards shall be deemed earned at the greater of the target level and, to the extent determinable, the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period. In connection with such Change in Control, the Board (as constituted prior to the Change in Control) may, in its discretion:

(i) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of common stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Committee in accordance with Section 5 of Article I; and/or

(ii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (a) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of common stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the fair market value of a share of common stock as of the date of the Change in Control, over the exercise price or base price per share of common stock subject to such option or SAR, (2) in the case of a restricted stock award, stock unit award or bonus award denominated in shares of common stock, the number of shares of common stock then subject to the portion of such award surrendered, multiplied by the fair market value of a share of common stock as of the date of the Change in Control, and (3) in the case of a bonus award denominated in cash, the value of the bonus award then subject to the portion of such award surrendered; (b) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (a) above; or (c) a combination of the payment of cash pursuant to clause (a) above and the issuance of shares pursuant to clause (b) above.

4. Section 409A. All awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any award or award agreement with respect to an award, the Plan will govern. Without limiting the generality of this Section, with respect to any award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a) any payment due upon a grantee’s termination of employment will be paid only upon such grantee’s separation from service from the Company within the meaning of Section 409A;

(b) Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

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(c) any payment to be made with respect to such award in connection with the grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(d) if any payment to be made with respect to such award would occur at a time when the tax deduction with respect to such payment would be limited or eliminated by Section 162(m) of the Code, such payment may be deferred by the Company under the circumstances described in Section 409A until the earliest date that the Company reasonably anticipates that the deduction or payment will not be limited or eliminated;

(e) to the extent necessary to comply with Section 409A, any other securities, other awards or other property that the Company may deliver in lieu of shares in respect of an award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(f) with respect to any required consent under an applicable award agreement, if such consent has not been effected or obtained as of the latest date provided by such award agreement for payment in respect of such award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(g) if the award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

(h) if the award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the award; and

(i) for purposes of determining whether the grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

5. Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of common stock delivered pursuant to any grant or award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6. No Right of Participation or Employment. No person (other than non-employee directors to the extent provided in Article V) shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to employment or continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

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APPENDIX A

7. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

8. Awards Subject to Clawback. The awards and any cash payment or securities delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

9. Nonassignability; No Hedging. Unless otherwise provided in an award agreement, no award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged in violation of the Company policy on hedging, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such awards (and any rights thereunder) will be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section or Company policy will be null and void and any award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the award agreements will be binding upon any permitted successors and assigns.

10. Right of Offset. The Company will have the right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any award agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any award agreement if such offset could subject the grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding award.

11. Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

12. Foreign Participants. Notwithstanding any provision of the Plan to the contrary the Committee may, with a view to both promoting achievement of the purposes of the Plan and complying with (i) provisions of laws in countries outside the United States in which the Company or its subsidiaries operate or have employees and (ii) the rules of any foreign stock exchange upon which the common stock may be listed, determine which persons outside the United States shall be eligible to participate in the Plan on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or advisable and, to that end, the Committee may establish sub-plans, modified option exercise procedures and other terms and procedures.

13. Insider Limits. Notwithstanding any other provision of the Plan, (i) the maximum number of shares of common stock which may be reserved for issuance to insiders (as defined in the Ontario Securities Act) under the Plan, together with any other previously established or proposed incentive plan, shall not exceed 10% of the outstanding shares of common stock, (ii) the maximum number of shares of common stock which may be issued to insiders under the Plan, together with any other previously established or proposed incentive plan,

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APPENDIX A

within any one year period shall not exceed 10% of the outstanding shares of common stock, and (iii) the maximum number of shares of common stock which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed incentive plan, within a one-year period, shall not exceed 5% of the outstanding shares of common stock.

14. Waiver of Jury Trial. Each grantee waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

15. Waiver of Claims. Each grantee of an award recognizes and agrees that before being selected by the Committee to receive an award the grantee has no right to any benefits under the Plan. Accordingly, in consideration of the grantee’s receipt of any award hereunder, the grantee expressly waives any right to contest the amount of any award, the terms of any award agreement, any determination, action or omission hereunder or under any award agreement by the Committee, the Company or the Board, or any amendment to the Plan or any award agreement (other than an amendment to the Plan or an award agreement to which his or her consent is expressly required by the express terms of an award agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

16. Severability; Entire Agreement. If any of the provisions of the Plan or any award agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any award agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

17. No Liability With Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a grantee on account of an award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

18. No Third-Party Beneficiaries. Except as expressly provided in an award Agreement, neither the Plan nor any award agreement will confer on any person other than the Company and the grantee of any award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.8 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

19. Successors and Assigns of the Company. The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 6.3.

20. Approval of Plan. The Plan and all grants and awards made hereunder shall be null and void if the adoption of the Plan is not approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the next meeting of stockholders following the Board’s adoption of the Plan.

80      LSC COMMUNICATIONS, INC. | 2017 Proxy Statement

www.lsccom.com

Copyright © 2017 LSC Communications, Inc.

All rights reserved.

001CSN2A7F

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2017 (except as otherwise set forth in this Proxy).

Vote by Internet
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Class I Directors	— The Board of Directors recommends a vote FOR the listed nominees.

1.	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Thomas J. Quinlan III	☐	☐	☐	02 - M. Shân Atkins	☐	☐	☐	03 - Margaret A. Breya	☐	☐	☐

B	Proposals	— The Board of Directors recommends a vote FOR Proposal 2, EVERY YEAR for Proposal 3, FOR Proposal 4, and FOR Proposal 5.

		For	Against	Abstain			Every Year	Every Two Years	Every Three Years	Abstain

2.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐	3.	Advisory Vote on Frequency of Advisory Votes on Executive Compensation.	☐	☐	☐	☐
								For	Against	Abstain
4.	Approval of the Amended and Restated 2016 Performance Incentive Plan.	☐	☐	☐	5.	Ratification of Independent Registered Public Accounting Firm.		☐	☐	☐

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

⬛	1 U P X	+

        02KNHB

Admission Ticket

LSC Communications, Inc.

2017 Annual Meeting of Stockholders

Thursday, May 18, 2017 at 10:00 a.m. (Central Time)

The University of Chicago Gleacher Center

450 North Cityfront Plaza Drive

Chicago, Illinois 60611

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

This ticket admits the named stockholder(s). Photocopies will not be accepted.

You may be asked for identification at the time of admission.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LSC Communications, Inc.	+

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 18, 2017

The undersigned hereby appoints Andrew B. Coxhead and Suzanne S. Bettman, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of LSC Communications, Inc. to be held on May 18, 2017, at 10:00 a.m., Central Time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Thomas J. Quinlan III, (02) M. Shân Atkins and (03) Margaret A. Breya.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the listed nominees, FOR Proposal 2, EVERY YEAR for Proposal 3, FOR Proposal 4 and FOR Proposal 5. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

D	Authorized Signatures — This section must be completed for your vote to be counted — date and sign below
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by an authorized person(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.	+